Exhibit 10.2




                          OFFSHORE OPERATING AGREEMENT



                                 by and between



                               Chevron U.S.A. Inc.

                                       and

                          Ridgewood Energy Q Fund, LLC

                           effective November 30, 2005

                                    covering


                         Main Pass Block 30; OCS-G 4903


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                                TABLE OF CONTENTS


ARTICLE 1. APPLICATION ........................................................1

  1.1     Application to Contract Area ........................................1

ARTICLE 2. DEFINITIONS ........................................................2

  2.1     Additional Testing ..................................................2
  2.2     Affiliate ...........................................................2
  2.3     Authorization For Expenditure .......................................2
  2.4     Complete, Completing, Completion ....................................2
  2.5     Completion Equipment ................................................2
  2.6     Confidential Data ...................................................2
  2.7     Contract Area .......................................................2
  2.8     Deepen, Deepening ...................................................3
  2.9     Development Facilities ..............................................3
  2.10    Development Operation ...............................................3
  2.11    Development Well ....................................................3
  2.12    Exploratory Operation ...............................................3
  2.13    Exploratory Well ....................................................3
  2.14    Export Pipelines ....................................................4
  2.15    Force Majeure .......................................................4
  2.16    Hydrocarbons ........................................................4
  2.17    Joint Account .......................................................4
  2.18    Lease ...............................................................4
  2.19    MMS .................................................................4
  2.20    Non-consent Operation ...............................................4
  2.21    Non-consent Platform ................................................4
  2.22    Non-consent Well ....................................................4
  2.23    Non-operator ........................................................4
  2.24    Non-participating Party .............................................5
  2.25    Non-participating Party's Share .....................................5
  2.26    Objective Depth .....................................................5
  2.27    Objective Horizon ...................................................5
  2.28    Operator ............................................................5
  2.29    Participating Interest ..............................................5
  2.30    Participating Party .................................................5
  2.31    Platform ............................................................5
  2.32    Producible Reservoir ................................................5
  2.33    Producible Well .....................................................6
  2.34    Production Interval .................................................6
  2.35    Recomplete, Recompleting, Recompletion ..............................6
  2.36    Rework, Reworking ...................................................6
  2.37    Sidetrack, Sidetracking .............................................6
  2.38    Take-in-Kind Facilities .............................................6
  2.39    Transfer of Interest ................................................6
  2.40    Working Interest ....................................................6

ARTICLE 3. EXHIBITS ...........................................................7

  3.1     Exhibits ............................................................7
     3.1.1    Exhibit A - Operator, Description of Leases, etc ................7
     3.1.2    Exhibit B - Insurance Provisions ................................7
     3.1.3    Exhibit C - Accounting Procedure ................................7
     3.1.4    Exhibit D - Non-discrimination Provisions .......................7


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     3.1.5    Exhibit E - Gas Balancing Agreement .............................7
     3.1.6    Exhibit F - Tax Partnership Provision ...........................7
     3.1.7    Exhibit G - Memorandum of Operating Agreement and Financing
                          Statement ...........................................7
     3.1.8    Exhibit H - Other ...............................................7
     3.1.9    Exhibit I - Security Rights, Default, Unpaid Charges,
                          Carved-out Interests ................................7
  3.2     Conflicts ...........................................................7

ARTICLE 4. OPERATOR ...........................................................8

  4.1     Operator ............................................................8
  4.2     Substitute Operator .................................................8
     4.2.1    Circumstances Under Which the Operator Must Conduct a
              Non-Consent Operation ...........................................8
     4.2.2    Operator's Conduct of a Non-Consent Operation in Which
              it is a Non-participating Party .................................9
     4.2.3    Appointment of a Substitute Operator ............................9
     4.2.4    Redesignation of Operator .......................................9
  4.3     Resignation of Operator .............................................9
  4.4     Removal of Operator .................................................9
  4.5     Selection of Successor Operator ....................................10
  4.6     Effective Date of Resignation or Removal ...........................10
  4.7     Delivery of Property ...............................................11

ARTICLE 5. AUTHORITY AND DUTIES OF OPERATOR ..................................11

  5.1     Exclusive Right to Operate .........................................11
  5.2     Workmanlike Conduct ................................................12
  5.3     Liens and Encumbrances .............................................12
  5.4     Employees and Contractors ..........................................12
  5.5     Records ............................................................12
  5.6     Compliance .........................................................12
  5.7     Contractors ........................................................12
  5.8     Governmental Reports ...............................................13
  5.9     Information to Participating Parties ...............................13
  5.10    Information to Non-participating Parties ...........................14

ARTICLE 6. VOTING AND VOTING PROCEDURES ......................................14

  6.1     Voting Procedures ..................................................14
     6.1.1    Voting Interest ................................................14
     6.1.2    Vote Required ..................................................14
     6.1.3    Votes ..........................................................14
     6.1.4    Meetings .......................................................15

ARTICLE 7. ACCESS ............................................................15

  7.1     Access to Contract Area ............................................15
  7.2     Reports ............................................................15
  7.3     Confidentiality ....................................................15
  7.4     Limited Disclosure .................................................16
  7.5     Limited Releases to Offshore Scout Association .....................16
  7.6     Media Releases .....................................................16

ARTICLE 8. EXPENDITURES ......................................................17

  8.1     Basis of Charge to the Parties .....................................17
  8.2     AFEs ...............................................................17
  8.3     Emergency and Required Expenditures ................................17
  8.4     Advance Billings ...................................................18
  8.5     Commingling of Funds ...............................................18
  8.6     Security Rights (LA) ...............................................18
  8.7     Overexpenditures ...................................................18

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ARTICLE 9. NOTICES ...........................................................19

  9.1     Giving and Receiving Notices .......................................19
  9.2     Content of Notice ..................................................19
  9.3     Response to Notices ................................................20
     9.3.1    Platform and/or Development Facilities Proposals ...............20
     9.3.2    Well Proposals
     9.3.3    Proposal for Multiple Operations ...............................20
     9.3.4    Other Matters ..................................................20
  9.4     Failure to Respond .................................................20
  9.5     Response to Counterproposals .......................................21
  9.6     Timely Well Operations .............................................21
  9.7     Timely Platform/Development Facilities Operations ..................21

ARTICLE 10. EXPLORATORY OPERATIONS ...........................................22

  10.1    Proposing Operations ...............................................22
  10.2    Counterproposals ...................................................22
  10.3    Operations by All Parties ..........................................22
  10.4    Second Opportunity to Participate ..................................22
  10.5    Operations by Fewer Than All Parties ...............................22
  10.6    Expenditures Approved ..............................................23
  10.7    Conduct of Operations ..............................................23
  10.8    Course of Action After Reaching Objective Depth ....................24
     10.81    Election by Participating Parties ..............................24
     10.82    Priority of Operations .........................................24
     10.8.3   Second Opportunity to Participate ..............................25
     10.8.4   Operations by Fewer Than All Parties ...........................25
     10.8.5   Subsequent Operations ..........................................27
  10.9    Wells Proposed Below Deepest Producible Reservoir ..................27
  10.10   Initial Exploratory Well on Prospect ...............................28

ARTICLE 11. DEVELOPMENT OPERATIONS ...........................................28

  11.1    Proposing Operations ...............................................28
  11.2    Counterproposals ...................................................28
  11.3    Operations by All Parties ..........................................29
  11.4    Second Opportunity to Participate ..................................29
  11.5    Operations by Fewer Than All Parties ...............................29
  11.6    Expenditures Approved ..............................................29
  11.7    Conduct of Operations ..............................................30
  11.8    Course of Action After Reaching Objective Depth ....................30
     11.8.1   Election by Fewer Than All Parties .............................30
     11.8.2   Priority of Operations .........................................30
     11.8.3   Second Opportunity to Participate ..............................31
     11.8.4   Operations by Fewer Than All Parties ...........................31
     11.8.5   Subsequent Operations ..........................................32

ARTICLE 12. PLATFORM AND DEVELOPMENT FACILITIES ..............................32

  12.1    Proposal ...........................................................32
  12.2    Counterproposals ...................................................33
     12.2.1   Operations by All Parties ......................................33
     12.2.2   Second Opportunity to Participate ..............................33
     12.2.3   Operations by Fewer Than All Parties ...........................33
  12.3    Ownership and Use of the Platform and Development Facilities .......34
  12.4    Rights to Take in Kind .............................................34
  12.5    Expansion or Modification of a Platform and/or Development
          Facilities .........................................................36

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ARTICLE 13. NON-CONSENT OPERATIONS ...........................................36

  13.1     Non-consent Operations ............................................36
     13.1.1     Non-interference .............................................36
     13.1.2     Multiple Completion Limitation ...............................36
     13.1.3     Metering .....................................................36
     13.1.4     Non-consent Well .............................................37
     13.1.5     Cost Information .............................................37
     13.1.6     Completions ..................................................37
  13.2    Relinquishment of Interest .........................................38
     13.2.1     Production Reversion Recoupment ..............................38
     13.2.2     Non-production Reversion .....................................39
  13.3    Deepening or Sidetracking of Non-consent Well ......................39
  13.4    Deepening or Sidetracking Cost Adjustments .........................40
  13.5    Subsequent Operations in Non-consent Well ..........................40
  13.6    Operations in a Production Interval ................................40
  13.7    Operations Utilizing a Non-consent Platform and/or Development
          Facilities .........................................................40
  13.8    Discovery or Extension from Non-consent Drilling ...................41
  13.9    Allocation of Platform/Development Facilities Costs to Non-consent
          Operations .........................................................42
     13.9.1      Investment Usage Fees .......................................42
     13.9.2      Operating and Maintenance Charges ...........................45
  13.10   Allocation of Costs Between Zones ..................................45
  13.11   Contract Area Maintenance Operations ...............................45
     13.11.1     Participation in Contract Area Maintenance Operations .......45
     13.11.2     Accounting for Non-participation ............................46
  13.12   Retention of Contract Area by Non-consent Well .....................46
  13.13   Non-Consent Premiums ...............................................47
  13.14   Non-Applicability to Exploratory Operations ........................47

ARTICLE 14. ABANDONMENT, SALVAGE AND SURPLUS .................................48

  14.1    Platform Salvage and Removal Costs .................................48
  14.2    Abandonment of Platforms, Development Facilities or Wells ..........48
  14.3    Assignment of Interest .............................................48
  14.4    Abandonment Operations Required by Governmental Authority ..........48
  14.5    Disposal of Surplus Material .......................................49

ARTICLE 15. WITHDRAWAL .......................................................49

  15.1    Right to Withdraw ..................................................49
  15.2    Response to Withdrawal Notice ......................................49
     15.2.1   Unanimous Withdrawal ...........................................50
     15.2.2   No Additional Withdrawing Parties ..............................50
     15.2.3   Acceptance of the Withdrawing Parties' Interests ...............50
     15.2.4   Effects of Withdrawal ..........................................50
  15.3    Limitation Upon and Conditions of Withdrawal .......................51
     15.3.1   Prior Expenses .................................................51
     15.3.2   Confidentiality ................................................52
     15.3.3   Emergencies and Force Majeure ..................................52

ARTICLE 16. RENTALS, ROYALTIES AND OTHER PAYMENTS ............................52

  16.1    Overriding Royalty and Other Burdens ...............................52
  16.2    Subsequently Created Interest ......................................53
  16.3    Payment of Rentals and Minimum Royalties ...........................53
  16.4    Non-participation in Payments ......................................53
  16.5    Royalty Payments ...................................................54

ARTICLE 17. TAXES ............................................................54

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  17.1    Property Taxes .....................................................54
  17.2    Contest of Property Tax Valuation ..................................54
  17.3    Production and Severance Taxes .....................................54
  17.4    Other Taxes and Assessments ........................................54

ARTICLE 18. INSURANCE ........................................................55

  18.1    Insurance ..........................................................55
  18.2    Bonds ..............................................................55

ARTICLE 19. LIABILITY, CLAIMS AND LAWSUITS ...................................55

  19.1    Individual Obligations .............................................55
  19.2    Notice of Claim or Lawsuit .........................................55
  19.3    Settlements ........................................................56
  19.4    Defense of Claims and Lawsuits .....................................56
  19.5    Liability for Damages ..............................................56
  19.6    Indemnification for Non-Consent Operations .........................57
  19.7    Damage to Reservoir, Loss of Reserves and Profit ...................57
  19.8    Non-Essential Personnel ............................................57
  19.9    Dispute Resolution Procedure .......................................58

ARTICLE 20. INTERNAL REVENUE PROVISION .......................................58

  20.1    Internal Revenue Provision .........................................58

ARTICLE 21 CONTRIBUTIONS .....................................................58

  21.1    Notice of Contributions Other Than Advances for Sale of Production .58
  21.2    Cash Contributions .................................................58
  21.3    Acreage Contributions

ARTICLE 22. DISPOSITION OF PRODUCTION ........................................59

  22.1    Take-in-Kind Facilities ............................................59
  22.2    Duty to Take-in-Kind ...............................................59
  22.3    Failure to Take Oil and Condensate in-Kind .........................60
  22.4    Failure to Take Gas in-Kind ........................................60
  22.5    Expenses of Delivery in-Kind .......................................60

ARTICLE 23. APPLICABLE LAW ...................................................60

  23.1    Applicable Law .....................................................60

ARTICLE 24. LAWS, REGULATIONS AND NON-DISCRIMINATION .........................61

  24.1    Laws and Regulations ...............................................61
  24.2    Non-discrimination .................................................61

ARTICLE 25. FORCE MAJEURE ....................................................61

  25.1    Force Majeure ......................................................61

ARTICLE 26. SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS ......................62

  26.1    Successors and Assigns .............................................62
  26.2    Transfer of Interest ...............................................62
  26.3    Consent to Assign ..................................................62
  26.4    Transfers Between Parties ..........................................63
  26.5    Division of Interest ...............................................63
  26.6    Preferential Rights- ...............................................63


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ARTICLE 27. ADMINISTRATIVE PROVISIONS ........................................64

  27.1    Term ...............................................................64
  27.2    Waiver .............................................................65
  27.3    Waiver of Right to Partition .......................................65
  27.4    Compliance With Laws and Regulations ...............................65
     27.4.1   Severance of Invalid Provisions ................................65
     27.4.2   Fair and Equal Employment ......................................65
  27.5     Construction and Interpretation of this Agreement .................66
     27.5.1   Headings for Convenience .......................................66
     27.5.2   Article References .............................................66
     27.5.3   Gender and Number ..............................................66
     27.5.4   Future References ..............................................66
     27.5.5   Currency .......................................................66
     27.5.6   Optional Provisions ............................................66
     27.5.7   Joint Preparation ..............................................66
     27.5.8   Integrated Agreement ...........................................66
     27.5.9   Binding Effect .................................................67
     27.5.10  Further Assurances .............................................67
     27.5.11  Counterpart Execution ..........................................67
  27.6    Restricted Bidding .................................................67
  27.7    Conflict of Terms ..................................................67



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                          OFFSHORE OPERATING AGREEMENT

THIS OFFSHORE OPERATING AGREEMENT ("Agreement"), made effective the 30th day of November, 2005, by and between Chevron U.S.A. Inc. ("Chevron") and Ridgewood Energy Q Fund, LLC ("Ridgewood"), their respective heirs, successors, legal representatives, and assigns, herein referred to collectively as the "Parties" and individually as a "Party."


                                   WITNESSETH:

WHEREAS, the Parties will, with an earning of interest by Ridgewood, co-own operating rights interests in one oil and gas Lease, as to one or more Contract Areas, as identified in Exhibit "A" but within that Lease and desire to explore an area governed by the "EPA", as defined hereafter, and under limited application this Agreement, but to develop, produce, and operate those Contract Areas pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement, the Parties agree as follows:


                                    ARTICLE I

                                   APPLICATION


1.1    Application to Contract Area

       This Agreement applies independently to the entirety of each Contract Area. For purposes of this Agreement, activities or operations affecting one Contract Area are considered activities or operations affecting only that Contract Area. Unless otherwise provided in this Agreement, the Parties, according to their respective Working Interests, own and hold all rights and obligations in and under each of the listed Contract Area(s) and, all property acquired with funds from the Joint Account, and all Hydrocarbons from or attributed to that Contract Area. Until an earning by Ridgewood in and to the Contract Area under that certain Exploration Participation Agreement ("EPA") dated November 30, 2005 between Chevron U.S.A. Inc. and Ridgewood Energy Corporation, the application of the terms and provisions of this Agreement shall be limited to and shall govern and bear solely upon the operations of and conducted for the well or wells drilled under that EPA. The parties agree that the execution of this Agreement effective as of November 30, 2005 is not intended to grant or recognize any right to interest in ownership in the Contract Area by Ridgewood and that full application of this Agreement become effective only with an earning under the EPA. The Parties agree to amend Exhibit "A" hereof to cover the "Additional Opportunities Prospects" as such term is defined in the EPA, only upon the earning thereof by Ridgewood in accordance with the provisions of the EPA.


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                                    ARTICLE 2
                                   DEFINITIONS


2.1    Additional Testing

       An operation not previously approved in the AFE and proposed for the specific purpose of obtaining additional subsurface data.

2.2    Affiliate

       For a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) "control" means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) "person" means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

2.3    Authorization For Expenditure (AFE)

       An authority to expend funds prepared by a Party to estimate the costs to be incurred in conducting an operation under this Agreement.

2.4    Complete, Completing, Completion

       An operation to complete a well for initial Hydrocarbon production in one or more Producible Reservoirs, including, but not limited to, setting production casing, perforating the casing, stimulating the well, installing Completion Equipment, and/or conducting production tests.

2.5    Completion Equipment

       That certain equipment on an Exploratory Well or a Development Well required to be installed prior to the movement of a well-completion rig off that well

       (a) under 30 CFR 250.502, or any succeeding order or regulation issued by the MMS, up to and including the tree, and

       (b) by any other regulatory agency having jurisdiction, including, but not limited to, a caisson and navigational aids.

2.6    Confidential Data

       The information and data obtained under this Agreement, including, but not limited to, geological, geophysical, and reservoir information; originals and copies of logs; core and core analysis; and other well information including, but not limited to, the progress, tests, or results of a well drilled or an operation conducted under this Agreement, except data or information that becomes public other than by breach of this Agreement or as agreed to in writing by the Participating Parties.

2.7    Contract Area

       The portions, area and depths of the Lease but solely within the Contract Area, listed on Exhibit "A" to this Agreement but after an earning by Ridgewood under the EPA.




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2.8    Deepen, Deepening

       A drilling operation conducted in an existing wellbore below the Objective Depth to which the well was previously drilled.

2.9    Development Facilities

       Production equipment other than Completion Equipment that is acquired under this Agreement and installed on or outside the Contract Area in order to handle or process Hydrocarbon production. Development Facilities include, but are not limited to,

       (a) compression, separation, dehydration, generators, treaters, skimmers, bunkhouses and metering equipment,

       (b) the flowlines, gathering lines or lateral lines that deliver Hydrocarbons and water

              1 from the Completion Equipment to the Platform or to offsite host facilities, or

              2      from the Platform to Export Pipelines; and

       (c) injection and disposal wells. Development Facilities include Export Pipelines. All Chevron solely owned platforms, equipment and facilities in place prior to the effective date or installed for the Chevron account outside of this Agreement are excluded.

2.10   Development Operation

       An operation on the Contract Area other than an Exploratory Operation.

2.11   Development Well

       A well or portion of a well proposed as a Development Operation.

2.12   Exploratory Operation

       An operation that is conducted on the Contract Area and that is any of the following:

       (a)    proposed to Complete an Exploratory Well;

       (b) proposed for an Objective Horizon that is not a Producible Reservoir; or

       (c) proposed for an Objective Horizon that has a Producible Well, but that will be penetrated at a location where the distance between the midpoint of the Objective Horizon to be penetrated by the proposed operation and the midpoint of the same Objective Horizon where it is actually penetrated by a Producible Well will be at least six thousand (6,000) feet from a Gas Completion or three thousand ((3,000) feet from an Oil Completion.

       (d) proposed for an Objective Horizon that is unanimously agreed by the Parties not to be in an existing Producible Reservoir; or

       (e) proposed as a deeper drilling operation below the base of the deepest producible reservoir.

2.13   Exploratory Well

       A well or portion of a well proposed as an Exploratory Operation.



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2.14   Export Pipelines

       Pipelines installed after the effective date hereof for the benefit of a Contract Area and to which a gathering line or lateral line downstream of the Platform and/or Development Facilities or, if there is no Platform, the Completion Equipment, is connected and which are used to transport Hydrocarbons or produced water to shore.

2.15   Force Majeure

       An event or cause that is reasonably beyond the control of the Party claiming the existence of such event or cause, which includes, but is not limited to, a flood, storm, hurricane, loop current/eddy, or other act of God, a fire, loss of well control, oil spill, or other environmental catastrophe, a war, terrorist act, a civil disturbance, a labor dispute, a strike, a lockout, compliance with a law, order, rule, or regulation, governmental action or delay in granting necessary, permits or permit approvals, and the inability to secure materials or a rig.

2.16   Hydrocarbons

       Oil and/or gas and associated liquid and gaseous by-products (except helium) which may be produced from a wellbore located on and in the Contract Area.

2.17   Joint Account

       This term has the same definition as the defined term "Joint Account" in Exhibit "C" (Accounting Procedure).

2.18   Lease

       That portion of the oil and gas Lease identified in Exhibit "A" and the lands covered by that Contract Area.

2.19   MMS

       The Minerals Management Service, United States Department of Interior, or its successor agency. Where appropriate, the reference to MMS shall include the appropriate state agency.

2.20   Non-consent Operation

       An operation conducted on the Contract Area by fewer than all Parties, which subjects the Nonparticipating Party to Article 13 (Non-Consent Operations).

2.21   Non-consent Platform

       A Platform installed after the effective date hereof for the benefit of a Contract Area and owned by fewer than all Parties.

2.22   Non-consent Well

       An Exploratory Well or a Development Well owned by fewer than all Parties.

2.23   Non-operator

       A Party other than the Operator.

2.24   Non-participating Party

       A Party other than a Participating Party.




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2.25   Non-participating Party's Share

       The Participating Interest that a Non-participating Party would have had if all Parties had participated in the operation.

2.26   Objective Depth

       A depth sufficient to test the lesser of the Objective Horizon or the specific footage depth stated in the AFE and approved by the Participating Parties.

2.27   Objective Horizon

       The interval consisting of the deepest zone, formation, or horizon to be tested in an Exploratory Well, Development Well, Deepening operation, or Sidetracking operation, as stated in the AFE and approved by the Participating Parties.

2.28   Operator

       The Party designated in Article 4.1 (Designation of the Operator), a successor Operator selected under Article 4.5 (Selection of Successor Operator), and, if applicable, a substitute Operator selected under
       Article 4.2 (Substitute Operator).

2.29   Participating Interest

       The percentage of the costs and risks of conducting an operation under this Agreement that a Participating Party agrees, or is otherwise obligated, to pay and bear.

2.30   Participating Party

       A Party that executes an AFE for a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under this Agreement.

2.31   Platform

       An offshore structure installed after the effective date hereof and for the benefit of a Contract Area that supports Wells, Completion Equipment, or Development Facilities, whether fixed, compliant, or floating, and the components of that structure, including, but not limited to, caissons or well protectors to the extent same are not Completion Equipment, rising above the water line and used for the exploration, development, or production of Hydrocarbons. The term "Platform" shall also mean any offshore equipment or template (excluding templates used for drilling operations) and any component thereof, other than Completion Equipment (including, but not limited to, flow lines and control systems), that is resting on or attached to the sea floor and used to obtain production of Hydrocarbons. All Chevron solely owned platforms, equipment and facilities in place prior to the effective date or installed for the Chevron account outside of this Agreement are excluded.

2.32   Producible Reservoir

       An underground accumulation of Hydrocarbons (a) in a single and separate natural pool characterized by a distinct pressure system, (b) not in Hydrocarbon communication with another accumulation of Hydrocarbons, and
       (c) into which a Producible Well has been drilled.





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2.33   Producible Well

       A well that is drilled under this Agreement and that (a) is producing Hydrocarbons; (b) is determined to be, or meets the criteria for being determined to be, capable of producing Hydrocarbons in paying quantities under an applicable order or regulation issued by the governmental authority having jurisdiction; or (c) is determined to be a Producible Well by two (2) or more Participating Parties having a combined Working Interest of fifty percent (50%) or more, even if the well has been plugged and permanently or temporarily abandoned.

2.34   Production Interval

       A zone or interval producing or capable of producing Hydrocarbons from a well without Reworking operations.

2.35   Recomplete, Recompleting, Recompletion

       An operation whereby a Completion in one Producible Reservoir is abandoned in order to attempt a Completion in a different Producible Reservoir within the existing wellbore.

2.36   Rework, Reworking

       An operation conducted in a well, after it has been Completed in one or more Producible Reservoirs, to restore, maintain, or improve Hydrocarbon production from one or more of those Producible Reservoirs, but specifically excluding drilling, Sidetracking, Deepening, Completing, or Recompleting the well.

2.37   Sidetrack, Sidetracking

       The directional control and intentional deviation of a well to change the bottom-hole location, whether it be to the original Objective Depth or formation or another bottom-hole location not deeper than the stratigraphic equivalent of the initial Objective Depth, unless the intentional deviation is done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties.

2.38   Take-in-Kind Facilities

       Facilities which (i) are not paid for by the Joint Account and (ii) are installed after the effective date hereof for the benefit of a Contract Area on a Platform but for the benefit and use of a particular Party or Parties to take its or their share of Hydrocarbon production in kind. All Chevron solely owned platforms, equipment and facilities in place prior to the effective date or installed for the Chevron account outside of this Agreement are excluded.

2.39   Transfer of Interest

       A conveyance, assignment, transfer, farmout, exchange, or other disposition of all or part of a Party's Working Interest.

2.40   Working Interest

       The record title interest, or where applicable, the leasehold interest or the operating rights of each Party in and to each Contract Area (expressed as the percentage provided in Exhibit "A"). If a Party's record title interest is different from its operating rights, the Working Interest of each Party is the interest provided in Exhibit "A".


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                                    ARTICLE 3

                                    EXHIBITS


3.1    Exhibits

       The following exhibits are attached to this Agreement and incorporated into this Agreement by reference:

       (Check the exhibits the Parties wish to incorporate into this Agreement.)

       3.1.1  Exhibit "A"

                     Operator, Description of the Lease and Contract Area(s), Division of Interests, and Notification Addresses

       3.1.2  Exhibit "B"

                     Insurance Provisions.

       3.1.3  Exhibit "C"

                     Accounting Procedure.

       3.1.4  Exhibit "D"

                     Non-discrimination Provisions.

       3.1.5  Exhibit "E"

                     Gas Balancing Agreement.

       3.1.6  Exhibit "F"

                     Tax Partnership Provision.

       3.1.7  Exhibit "G"

                     Memorandum of Operating Agreement and Financing Statement.

       3.1.8  Exhibit "H"

                     Dispute Resolution Procedure.

       3.1.9  Exhibit "I"

                     Security Rights; Default' Unpaid Charges' Carved-out Interests


3.2    Conflicts

       If a provision of an exhibit, except Exhibits "D", "E", or "F", is inconsistent with a provision in the body of this Agreement, the provision in the body of this Agreement shall prevail. If a provision of Exhibit "D", "E", or "F", is inconsistent with a provision in the body of this Agreement, however, the provision of the exhibit shall prevail.




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


                               ARTICLE 4 OPERATOR


4.1    Operator

       Chevron U.S.A. Inc. is designated as the Operator of the Contract Area covered by this Offshore Operating Agreement. The Parties shall promptly execute and provide Operator with all documents required by the MMS in connection with the designation of Chevron as Operator or with the designation of any other Party as a substitute or successor Operator. Unless agreed to the contrary by all Parties hereto, Operator shall also be classified as the designated applicant for oil spill financial responsibility purposes and each Non-operating Party shall promptly execute the appropriate documentation reflecting this designation and promptly provide same to Operator for filing with MMS.

4.2    Substitute Operator

       Except as otherwise provided in Article 4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), if the Operator becomes a Non-participating Party in a Non-consent Operation, the Participating Parties may approve the designation of any Participating Party as the substitute Operator by the vote of one (1) or more of the Participating Parties having a combined fifty-one percent (51%) or more of the Participating Interests. The substitute Operator shall serve only
       (a) for the Non-consent Operation, (b) on the Contract Area, or that portion of the Contract Area governed hereby, affected by the Non-consent Operation, and (c) with the same authority, rights, obligations, and duties as the Operator. If a Non-operator is the only Participating Party in a Non-consent Operation, then the Non-operator shall be designated as the substitute Operator for that Non-consent Operation, with no vote required, unless the Non-operator elects not to accept the designation. No Non-operator shall ever be designated as a substitute Operator against its will. If a substitute Operator is not designated under the foregoing procedures, the Operator shall, upon the unanimous agreement of the Participating Parties and the Operator, conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under Article 13 (Non Consent Operations).

       4.2.1 Circumstances Under Which the Operator Must Conduct a Non-Consent Operation

              If:

              (a) a drilling rig is on location and the Operator becomes a Non-participating Party in a supplemental AFE for an Exploratory Operation, or Development Operation, or

              (b) the Operator becomes a Non-participating Party in an operation to be conducted from a Platform operated by the




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              Operator, the Operator, as a Non-participating Party, shall conduct the Non-consent Operation on behalf of the Participating Parties and at the Participating Parties' sole cost and risk under
              Article 13 (Non-Consent Operations).

       4.2.2 Operator's Conduct of a Non-Consent Operation in Which it is a Non-participating Party

              When, under Article 4.2 (Substitute Operator) or Article 4.2.1 (Circumstances Under Which the Operator Must Conduct a Non-Consent Operation), the Operator conducts a Non-consent Operation in which it is a Non-participating Party, it shall follow the practices and standards in Article 5 (Authorities and Duties of Operator). Notwithstanding anything to the contrary in Exhibit "C", the Operator shall not be required to proceed with the Non consent Operation until the Participating Parties have advanced the total estimated costs of the Non-consent Operation to the Operator. The Operator shall never be obligated to expend any of its own funds for the Non-consent Operation in which it is a Non participating Party.

       4.2.3  Appointment of a Substitute Operator

              After expiration of all applicable response periods for the Non-consent Operation and selection of a substitute Operator, each Party shall promptly provide the substitute Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms. The Operator and the substitute Operator shall coordinate the change of operatorship to avoid interfering with ongoing activities and operations, if any, including but not limited to, Contract Area maintenance activities and operations.

       4.2.4  Redesignation of Operator

              Within five (5) days after conclusion of the Non-consent Operation, all Parties shall execute and provide the Operator with the appropriate MMS designation of operator forms and designation of oil spill responsibility forms to return operatorship to the Operator, thereby superseding the Parties' designation of the substitute Operator under Article 4.2.3 (Appointment of a Substitute Operator).

4.3    Resignation of Operator

       Subject to Article 4.5 (Selection of Successor), the Operator may resign at any time by giving written notice to the Parties, except that the Operator may not resign during a Force Majeure or an emergency that poses a threat to life, safety, property, or the environment. If the Operator ceases to own a Working Interest, the Operator automatically shall be deemed to have resigned as the Operator without any action by the Non-operators.

4.4    Removal of Operator

       Operator may be removed by an affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest after excluding the Operator's Working Interest if:



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       (a)    Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

       (b) a receiver is appointed for Operator or for substantially all of its property or affairs;

       (c) a Transfer of Interest by the Operator which reduces the Operator's Working Interest to less than twenty five percent (25%), whether accomplished by one or more Transfer of Interest; or

       (d) Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within sixty (60) days after notice of the breach.

       If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and if a federal bankruptcy court prevents the removal of Operator, all Non-operators and Operator shall comprise an interim operating committee to operate until Operator has elected to reject or assume this Agreement under the Bankruptcy Code. An election by Operator as a debtor-in-possession or by a trustee in bankruptcy to reject this Agreement shall be deemed to be a resignation by Operator without any action by the Non-operators, except the selection of a successor. To be effective, a vote to remove Operator for any cause described above must be taken within sixty (60) days after a Non-operator receives actual knowledge of the cause. A change of corporate name or structure of Operator shall not be deemed to be a resignation or basis for removing Operator.

4.5    Selection of Successor

       Upon resignation or removal of Operator, a successor Operator shall be selected from among the Parties by an affirmative vote of one (1) or more Parties having a combined Working Interest of fifty-one percent (51%) or more. If the resigned or removed Operator is not entitled to vote, fails to vote, or votes only to succeed itself, then the successor Operator shall be selected by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest after excluding the Working Interest of the resigned or removed Operator. If the Operator assigns all or a part of its Working Interest, then under Article 4.3 (Resignation of Operator) or
       Article 4.4.(c), the Party who acquired all or a part of the former Operator's Working Interest shall not be excluded from voting for a successor Operator. If there are only two Parties to this Agreement when the Operator resigns or is removed, then the Non-operator automatically has the right, but not the obligation, to become the Operator. If no Party is willing to become the Operator, this Agreement shall terminate under Article 27.1 (Term).

4.6    Effective Date of Resignation or Removal

       The resignation or removal of the Operator shall become effective as soon as practical but no later than 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of resignation or removal, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator, and designated applicant for oil spill



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


       financial responsibility purposes, by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations, or liabilities resulting from its operatorship. The successor Operator may charge the Joint Account for reasonable costs incurred in connection with copying or obtaining the former Operator's records, information or data except when the change of Operator results from a merger, consolidation, reorganization or sale or transfer to an Affiliate of the Operator.

4.7    Delivery of Property

       On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver or transfer to the successor Operator custodianship of the Joint Account and possession of all items purchased for the Joint Account under this Agreement, all Hydrocarbons that are not the separate property of a Party, all equipment, materials, and appurtenances purchased for the Joint Account under this Agreement, which are not already in the possession of the successor Operator, and all books, records, and inventories relating to the Joint Account (other than those books, records, and inventories maintained by the outgoing Operator as the owner of a Working Interest). The outgoing Operator shall distribute or return all funds related to the Joint Account to the Parties who contributed the funds or are otherwise entitled to receive the funds under this Agreement. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, as of the effective date of the resignation or removal, its rights as Operator under all contracts exclusively relating to the activities or operations conducted under this Agreement, and the successor Operator shall assume all obligations of the Operator that are assignable under the contracts. The Parties may audit the Joint Account and conduct an inventory of all property and all Hydrocarbons that are not the separate property of a Party, and the inventory shall be used in the accounting to all Parties by the outgoing Operator of the property and the Hydrocarbons that are not the separate property of a Party. The inventory and audit shall be conducted under Exhibit "C".



                                    ARTICLE 5

                        AUTHORITY AND DUTIES OF OPERATOR


5.1    Exclusive Right to Operate

       Unless otherwise provided in this Agreement, Operator shall have the exclusive right and duty to conduct operations (or cause them to be conducted) under this Agreement. In performing services under this Agreement for the Non-operators, Operator shall be an independent contractor, not subject to the control or direction of Non-operators, except for the type of operation to be undertaken in accordance with the voting and election procedures in this Agreement. No Party shall be deemed to be, or hold itself out as, the agent or fiduciary of another Party.


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


5.2    Workmanlike Conduct

       Operator shall timely commence and conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. OPERATOR SHALL NOT BE LIABLE TO NON-OPERATORS FOR LOSSES SUSTAINED OR LIABILITIES INCURRED, EXCEPT AS MAY RESULT FROM OPERATOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons, property or the environment. Unless otherwise provided in this Agreement, Operator shall consult with Non-operators and keep them informed of all important matters.

5.3    Liens and Encumbrances

       Operator shall endeavor to keep the Contract Area, wells, Platforms, Development Facilities, and other equipment free from all liens and other encumbrances occasioned by operations hereunder, except those provided in
       Article 8.6 (Security Rights).

5.4    Employees and Contractors

       Operator shall select employees and contractors and determine their number, hours of labor, and compensation. The employees shall be employees of Operator.

5.5    Records

       The Operator shall keep or cause to be kept accurate books, accounts, and records of activities or operations under this Agreement in compliance with the Accounting Procedure in Exhibit "C". Unless otherwise provided in this Agreement, all records of the Joint Account shall be available to a Non-operator as provided in Exhibit "C". The Operator shall use good-faith efforts to ensure the settlements, billings, and reports rendered to each Party under this Agreement are complete and accurate. The Operator shall notify the other Parties promptly upon the discovery of any error or omission pertaining to the settlements, billings, and reports rendered to each Party.

5.6    Compliance

       Operator shall comply, and shall require all agents and contractors to comply, with all applicable laws, rules, regulations, and orders of governmental authorities having jurisdiction.

5.7    Contractors

       Operator may enter into contracts with qualified and responsible independent contractors for the design, construction, installation, drilling, production or operation of wells, Platforms and Development Facilities. Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties. All drilling operations conducted under this Agreement shall be conducted by properly qualified and responsible drilling contractors under current competitive contracts. A drilling contract will be deemed to be a current competitive contract if it (a) was made within twelve (12) months before




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


       the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of conducting the drilling operation. At its election, Operator may use its own or an Affiliate's drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (i) performed by Operator or its Affiliate acting as an independent contractor, (ii) approved by written agreement with the Participating Parties before commencement of operations, and (iii) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts of third parties doing work of similar nature.

5.8    Governmental Reports

       Operator shall make reports to governmental authorities it has a duty to make as Operator and shall furnish copies of the reports to the Participating Parties. The Operator shall provide each Non-operating Party with a copy of each notice, order, and directive received from the MMS, As soon as reasonably practicable, each Party shall give written notice to the other Parties before each meeting with government authorities of which it has notice and that affects the Contract Area.

5.9    Information to Participating Parties

       Except as provided in Article 8.6, Operator shall furnish each Participating Party the following information, if applicable, for each activity or operation conducted by Operator:

       5.9.1 A copy of the application for permit to drill and all amendments thereto.

       5.9.2 A daily drilling report (or Reworking report or Recompletion report, if applicable), giving the depth, corresponding lithological information, data on drilling fluid characteristics, information about drilling or operational difficulties or delays, if any, and other pertinent information, by facsimile transmission or electronic mail within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) for well operations conducted in the preceding twenty-four (24) hour period.

       5.9.3  A complete report of each core analysis.

       5.9.4 A copy of each electrical survey, currently as it is run; all data for each radioactivity log, temperature survey, deviation or directional survey, caliper log, and other log or survey obtained during the drilling of the well; and, upon completion of the well, a composite of all electrical-type logs, insofar as is reasonable and customary.

       5.9.5 A copy of all well test results, bottom-hole pressure surveys, and fluid analyses.

       5.9.6 Upon written request received by Operator before commencement of drilling, samples of cuttings and cores taken from the well (if sufficient cores are retrieved), packaged in containers furnished by Operator at the expense of the requesting Party, marked as to the depths from which they were taken, and shipped at the expense of the requesting Party by express courier to the address designated by the requesting Party.




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


       5.9.7 To the extent possible, twenty-four (24) hours' advance notice of, and access to, logging, coring, and testing operations.

       5.9.8 A monthly report on the volume of Hydrocarbons and water produced from each well; however, Operator shall provide reports more often if feasible.

       5.9.9 A copy of each report made to a governmental authority having jurisdiction. 5.9.10 Upon written request, other pertinent information available to Operator, including, but not limited to, those portions of the contracts to be used for the benefit of the Joint Account and which pertain to the Contract Area, but excluding the Operator's proprietary or secret information and its subsurface interpretations that have been independently developed at Operator's sole cost and expense.

5.10   Information to Non-participating Parties

       Operator shall furnish each Non-participating Party a copy of each Operator's governmental report that is available to the public and associated with the applicable Non-consent Operation. Until the applicable recoupment under Article 13 (Non-consent Operations) is complete, a Non participating Party shall not receive or review any other information specified by Article 5.9 (Information to Participating Parties), except as may be necessary for a payout audit of the Non consent Operation.



                                    ARTICLE 6

                          VOTING AND VOTING PROCEDURES


6.1    Voting Procedures

       Unless otherwise provided in this Agreement, each matter requiring approval of the Parties shall be determined as follows:

       6.1.1  Voting Interest

       Subject to Article 8.6 (Security Rights), each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

       6.1.2  Vote Required

       Unless expressly stated to the contrary herein, a matter requiring approval of the Parties shall be decided by the affirmative vote of two
       (2) or more Parties having a combined voting interest of fifty-one percent (51%) or more.

       6.1.3  Votes

       The Parties may vote at a meeting; by telephone, promptly confirmed in writing to Operator; or by facsimile transmission. Operator shall give each Party prompt notice of the results of the voting.




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


       6.1.4  Meetings

              Meetings of the Parties may be called by Operator upon its own motion or at the request of a Party having a voting interest of not less than twenty-five percent (25%). Except in an emergency, no meeting shall be called on less than ten (10) days' advance written notice, and the notice of meeting shall include the meeting agenda prepared by the Operator or the requesting Party. The representative of Operator shall be chairman of each meeting. Only matters included in the agenda may be discussed at a meeting, but the agenda and items included in the agenda may be amended prior to or during the meeting by unanimous agreement of all Parties.



                                    ARTICLE 7

                                     ACCESS


7.1    Access to Contract Area

       Except as provided in Article 8.6, each Party shall have access, at its sole risk and expense and at all reasonable times, to the Contract Area, Platform, Development Facilities and Joint Account assets to inspect activities, operations and wells in which it participates, and to pertinent records and data. A Non-operator shall give Operator at least twenty-four (24) hours' notice of the Non-operator's intention to visit the Contract Area. To protect Operator and the Non-operators from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to the joint operations, but is performing services solely for a Non-operator or pertaining to the business or operations of a Non-operator, to visit, use, or board a rig, well, Platform, or Development Facilities subject to this Agreement, the Non-operator shall give Operator advance notice of the visit, use, or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-operators harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and other Non-operators before the visit, use, or boarding.

7.2    Reports

       On written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 (Authority and Duties of Operator) to which that Party is entitled under this Agreement. The costs of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party. Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

7.3    Confidentiality

       Except as otherwise provided in Article 7.4 (Limited Disclosure), Article
       7.5 (Limited Releases to Offshore Scout Association), Article 7.6 (Media


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


       Releases), and Article 21.1 (Notice of Contributions Other Than Advances for Sale of Production), and except for necessary disclosures to governmental authorities having jurisdiction, or except as agreed in writing by all Participating Parties, no Party or Affiliate shall disclose Confidential Data to a third party. This Article 7.3 shall be in force and effect for a term of two (2) years after termination of this Agreement.

7.4    Limited Disclosure

       A Party may make Confidential Data to which it is entitled under this Agreement available to:

       (a) outside professional consultants and reputable engineering firms for the purpose of evaluations and/or submitting bids;

       (b) gas transmission companies for Hydrocarbon reserve or other technical evaluations;

       (c) reputable financial institutions for study before commitment of funds;

       (d) governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;

       (e) the public, to the extent required by the regulations of a recognized stock exchange;

       (f) third parties with whom a Party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party's stock, or sell all or substantially all assets of that Party or an Affiliate of that Party; and

       (g)    an Affiliate of a Party.

       (h) such limited well information that is typically disclosed by Operator's representative during meetings of the Offshore Oil Scouts Association.

       (i) third parties with whom a Party is engaged in a bona fide effort to sell, farm out, or trade all or a portion of its interest in the Contract Area;

       Confidential Data made available under Articles 7.4(f) and 7.4(i) shall not be removed from the custody or premises of the Party making the Confidential Data available to third parties described in those Articles. A third party permitted access under Articles 7.4, (a), (b), (c), (f), and (i) shall first agree in writing neither to disclose the Confidential Data to others nor to use the Confidential Data, except for the purpose for which it was disclosed. The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Data available.

7.5    Limited Releases to Offshore Scout Association

       The Operator may disclose Confidential Data to the Offshore Oil Scouts Association at their regularly scheduled meetings. The Confidential Data that may be disclosed is limited to information concerning well locations, well operations, and well completions to the extent reasonable and customary in industry practice or required under the by-laws of the Offshore Oil Scouts Association.

7.6    Media Releases

       Without the prior written consent of the other Participating Parties, no Party shall issue a news or media release about operations on the Contract Area. In an emergency involving extensive property or environmental damage, operations failure, loss of human life, or other




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       clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction. Operator shall then promptly advise the other Parties of the information furnished in response to the emergency. The foregoing, however, shall not restrict disclosures by either Party which are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates.



                                    ARTICLE 8

                                  EXPENDITURES


8.1 Basis of Charge to the Parties > Subject to the other provisions of this Agreement, Operator shall pay all costs incurred under this Agreement, and each Party shall reimburse Operator in proportion to its Participating Interest. All charges, credits, and accounting for expenditures shall be made and done pursuant to Exhibit "C".

8.2    AFEs

       Before undertaking an operation or making a single expenditure to be in excess of Two Hundred and Fifty Thousand Dollars ($250,000), and before conducting an activity or operation to drill, Sidetrack, Deepen, Complete, Rework or Recomplete a well (regardless of the estimated cost), Operator shall submit an AFE for the operation or expenditure to the Parties for approval. Operator shall also furnish an informational AFE to all Parties for an operation or single expenditure estimated to cost Two Hundred and Fifty Thousand Dollars ($250,000) or less, but in excess of Fifty-Thousand Dollars ($50,000), if Operator prepares same for its own use.

8.3    Emergency and Required Expenditures

       Notwithstanding anything in this Agreement to the contrary, Operator is hereby authorized to conduct operations and incur expenses that in its opinion are reasonably necessary to safeguard life, property, and the environment in case of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, hurricane, catastrophe, or other emergency, and the expenses shall be borne by the Participating Parties in the affected operation. Operator shall report to the Participating Parties, as promptly as possible, the nature of the emergency and the action taken. Operator is also authorized to conduct operations and incur expenses reasonably required by statute, regulation, order, or permit condition or by a governmental authority having jurisdiction, which expenses shall be borne by the Participating Parties in the affected operation, subject to Exhibit "C".




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8.4    Advance Billings

       Operator may require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.5    Commingling of Funds

       Funds received by Operator under this Agreement may be commingled with its own funds.

8.6    Security Rights (LA)

       Exhibit "I" (LOUISIANA) if applicable, applies.

8.7    Overexpenditures

       Operator shall notify the Participating Parties when it appears that actual expenditures for an approved operation in an Exploratory or Development Well or for the design, construction, and installation of a Platform or Development Facilities will exceed the AFE estimate (the excess being an "Overexpenditure") by more than twenty percent (20%), hereinafter referred to as the "Allowable Variance". Operator's notice shall be forwarded for information only. Except for an Exploratory Well, if Operator determines that the Overexpenditure will exceed the Allowable Variance, Operator shall submit a new AFE for the current operation ("Supplemental AFE") for approval of the Participating Parties. The Participating Parties may then elect whether to continue to participate within thirty (30) days or forty-eight (48) hours if a rig is on location, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the Supplemental AFE. If one (1) or more Participating Parties elect to continue to participate in the current operation and agree to pay and bear one hundred percent (100%) of the costs and risks of conducting it, Operator shall continue to conduct the current operation. Otherwise, the operation shall cease. A Participating Party that elects not to continue to participate in the current operation shall become a Non-participating Party in the operation, from and after the date when the Overexpenditure exceeds the Allowable Variance, not including emergency expenditures, and Article 13.2 (Relinquishment of Interest) shall apply to the Party only to the extent that the costs of the operation exceed the Allowable Variance. Unless otherwise agreed by the Participating Parties, each Participating Party electing to continue to participate in the current operation may, but is not obligated to, pay and bear that portion of the costs and risks attributable to the interests of the Non-participating Parties in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties electing to continue participating in the current operation. If it appears to Operator that actual expenditures for an approved operation will exceed the Supplemental AFE estimate, Operator shall again repeat the procedure of this Article 8.7, using the estimate in the most recently approved Supplemental AFE as the basis for determining the Overexpenditure and Allowable Variance. An initial Participating Party in an operation shall remain responsible for its share of all costs and risks for plugging, replugging, capping, burying, disposing, abandoning, removing, and restoring associated with the operation, subject to Article 14 (Abandonment, Salvage, and Surplus),



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       regardless of its subsequent election on a Supplemental AFE, except to the extent such costs were increased by subsequent operations in which it elected not to participate. Notwithstanding anything in this Article to the contrary, if expenditures exceed the Allowable Variance for an emergency, as provided in Article 8.3 (Emergency and Required Expenditures), Operator shall not be required to secure the approval of the Participating Parties, as the expenditures will be borne by all Participating Parties. However, once stabilization takes place and emergency expenditures are no longer being incurred, Operator shall promptly furnish a Supplemental AFE to the Participating Parties for their review and election, as provided above.



                                    ARTICLE 9

                                     NOTICES


9.1    Giving and Receiving Notices

       Except as otherwise provided in this Agreement, all AFEs and notices required or permitted by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, or facsimile transmission, with postage and charges prepaid, addressed to the Parties at the addresses in Exhibit "A". When a drilling rig is on location and standby charges are accumulating, however, notices pertaining to the rig shall be given orally or by telephone. All telephone or oral notices permitted by this Agreement shall be confirmed immediately thereafter by written notice. A notice shall be deemed to have been delivered only when received by the Party to whom it was directed, and the period for a Party to deliver a response thereto begins on the date the notice is received. "Receipt", for oral or telephone notice, means actual and immediate communication to the Party to be notified, and for written notice, means actual delivery of the notice to the address of the Party to be notified, as specified in this Agreement, or to the facsimile machine of that Party. A responsive notice shall be deemed to have been delivered when the Party to be notified is in receipt of same. When a response is required in forty-eight (48) hours or less, however, the response shall be given orally or by telephone or facsimile transmission within that period. If a Party is unavailable to accept delivery of a notice required to be given orally or by telephone, the notice may be delivered by any other method specified in this Article 9.1. A message left on an answering machine or with an answering service or other third person shall not be deemed to be adequate telephonic or oral notice.

9.2    Content of Notice

       An AFE or notice requiring a response shall indicate the maximum response time specified in Article 9.3 (Response to Notices). A proposal for a Platform and/or Development Facilities shall include an AFE, containing a description of the Platform and/or Development Facilities, including, but not limited to, location, and the estimated costs of design, fabrication, transportation, and


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       installation. A proposal for a well operation shall include an AFE, describing the estimated commencement date, the proposed depth, the objective formation or formations to be penetrated or tested, the Objective Horizon, the surface and bottomhole locations, proposed directional or horizontal drilling operations, the type of equipment to be used, and the estimated costs of the operation, including, but not limited to, the estimated costs of drilling, testing, and plugging and abandoning the well, if applicable. If a proposed operation is subject to
       Article 13.11 (Contract Area Maintenance Operations), the notice shall specify that the proposal is a Contract Area Maintenance Operation. A proposal for multiple operations on more than one well location by the same rig shall contain separate AFEs or notices for each operation and shall specify in writing in what order the operations will be conducted. Each Party shall respond to each proposed multiple operation in the manner provided in Article 9.3.3 (Proposal for Multiple Operations).

9.3    Response to Notices

       Except as provided in Article 9.1, each Party's response to a proposal shall be in writing to the proposing Party. Unless otherwise provided in this Agreement, the response time shall be as follows:

       9.3.1  Platform and/or Development Facilities Proposals

              Each Party shall respond within ninety (90) days after its receipt of the AFE or notice for a Platform and/or Development Facilities.

       9.3.2  Well Proposals

              Except as provided in Article 9.3.3 (Proposal for Multiple Operations), each Party shall respond within thirty (30) days after receipt of the well, Rework or Recompletion proposal, but if
              (a) a drilling rig is on location, (b) the proposal relates to the same well or its substitute, and (c) standby charges are accumulating, a response shall be made within forty-eight (48) hours after receipt of the proposal, inclusive of Saturdays, Sundays, and federal holidays.

       9.3.3  Proposal for Multiple Operations

              When a proposal is made to conduct multiple Development Operations at separate well locations using the same rig, each Party shall respond (a) to the well operation taking precedence, within thirty
              (30) days after receipt of the proposal; and (b) to each subsequent well location, within forty-eight (48) hours after completion of approved operations at the prior location and notification thereof by Operator.

       9.3.4  Other Matters

              For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.

9.4    Failure to Respond

       Failure of a Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.



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9.5    Response to Counterproposals

       Should a counterproposal be allowed under this Agreement, responses to that counterproposal must be made within the response period for the original proposal.

9.6    Timely Well Operations

       Unless otherwise provided, an approved well shall be commenced within one hundred twenty (120) days after the date when the last applicable election on that well may be made. Wells shall be deemed to have commenced on the day charges commence under the drilling contract for that well. If the Operator does not commence the drilling of an approved well within the one hundred twenty (120) day time frame, the other Participating Parties in that well may select a substitute Operator to drill the approved well. In all events, including the occurrence of a Force Majeure, if the substitute Operator fails to commence actual drilling operations on an approved well within one hundred eighty (180) days from the proposal of the approved well, the proposal of the well and its approval will be deemed to have been withdrawn. Subject to Exhibit "C", if a proposal for a well is deemed to have been withdrawn, all costs incurred in the preparation for or in furtherance of that well will be chargeable to the Parties who voted to participate in the well proposal for that well.

9.7    Timely Platform/Development Facilities Operations

       Unless otherwise provided, Operator shall commence, or cause to commence, the construction, acquisition, or refurbishment of an approved proposal for a Platform and/or Development Facilities within one hundred eighty
       (180) days after the date when the last applicable election on that Platform and/or Development Facilities may be made. The construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal shall be deemed to have commenced on the date the contract is awarded for the design, acquisition, fabrication, or refurbishment of the Platform and/or Development Facilities. If the Operator does not commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities proposal within the one hundred eighty (180) day time frame, the other Participating Parties in that Platform and/or Development Facilities proposal may select a substitute Operator to commence the Platform and/or Development Facilities. In all events, including the occurrence of a Force Majeure, if the substitute Operator fails to commence the construction, acquisition, or refurbishment of an approved Platform and/or Development Facilities within two hundred forty (240) days from the proposal of the approved Platform and/or Development Facilities, the proposal of the Platform and/or Development Facilities and their approval will be deemed to have been withdrawn. Subject to Exhibit "C", regardless of whether or not the construction, acquisition, or refurbishment of a Platform and/or Development Facilities is commenced, all costs incurred by Operator, attributable to that activity, shall be paid by the Participating Parties.






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                                   ARTICLE 10

                             EXPLORATORY OPERATIONS


10.1   Proposing Operations

       Subject to the provisions of the EPA, any Party may propose an Exploratory Operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

10.2   Counterproposals

       When an Exploratory Operation is proposed, a Party may, within ten (10) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Exploratory Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 10.5 (Operations by Fewer Than All Parties), the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the proposal first received by the Parties shall take precedence. Except for the response period provided in this Article 10.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

10.3   Operations by All Parties

       If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

10.4   Second Opportunity to Participate

       If fewer than all but one (1) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

10.5   Operations by Fewer Than All Parties

       If after the election (if applicable) made under Article 10.4 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of forty-five percent (45%) or more have elected to participate in the proposed operation, then, in such event:

       (a) if Chevron is the Proposing Party and Ridgewood is the Non-Participating Party, Ridgewood shall, in accordance with



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       Article 4.2 of the EPA (Additional Opportunities Prospect Well Cost
       Sharing), immediately forfeit all right to earn or own any interest in the Contract Area for the "Prospect Area" (as such is defined in the EPA) covered by the subject proposal or,

       (b) if Ridgewood is the proposing Party and Chevron is the Non-Participating Party, Chevron shall, in accordance with Article 5 of the EPA (Farmout Option), immediately farmout its interest to Ridgewood interest in the Contract Area for the "Prospect Area" (as such is defined in the EPA) covered by the subject proposal and such Prospect shall not be covered by this Agreement, but rather under the farmout provisions contained in the EPA.

10.6   Expenditures Approved

       Approval of an Exploratory Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.

10.7   Conduct of Operations

       After commencement of drilling an Exploratory Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and that render further operations impracticable, except as may otherwise be provided in optional provision Article 8.7 (Overexpenditures), if selected. If a well does not reach its Objective Depth as a result of the conditions mentioned in this
       Article 10.7, the operation shall be deemed to have been completed and the rights and obligations of the Parties are as set out in the EPA (e.g. if the well described in this Article 10.7 is the initial Exploratory Well in a Prospect, either Party may propose the drilling of a "Substitute Well" (as such term is defined in the EPA).for such initial Exploratory Well in that Prospect with the election of the Parties to participate or not to participate in such Substitute Well being subject to the provisions of this Agreement, including but not limited to Articles 10.1 through 10.5, inclusive.

       Notwithstanding the above, in the event that the Exploratory Well does not reach its Objective Depth as a result of the conditions mentioned in this Article 10.7, but either Party proposes that the well be completed for production at a depth above Objective Depth, then the following conditions shall apply:


       (a) If both Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk, or




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       (b)    if Chevron is the Proposing Party and Ridgewood is the
              Non-Participating Party, Ridgewood shall, in accordance with Articles 3 and 4 of the EPA, immediately forfeit all right to earn or own any interest in the Contract Area for the "Prospect Area" (as such is defined in the EPA) covered by the subject proposal except as such rights as it may have to propose or participate in the drilling of a Substitute Well or,

       (c) if Ridgewood is the proposing Party and Chevron is the Non-Participating Party, Chevron shall, in accordance with Article 5 of the EPA (Farmout Option), immediately farmout its interest to Ridgewood interest in the shallower depths earned by Ridgewood in the Contract Area for the "Prospect Area" (as such is defined in Article 3.1(c) of the EPA) covered by the subject proposal and such depth-limited Prospect Area shall not be covered by this Agreement, but rather under the farmout provisions contained in the EPA.

10.8   Course of Action After Reaching Objective Depth

       When an Exploratory Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed as set forth in the approved AFE and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well, and the following provisions shall apply:

       10.8.1 Election by Participating Parties

              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in Operator's recommended operation, (b) participate in another proposed operation, or (c) not participate in any operation. Failure to respond shall be deemed to be an election not to participate in any of the proposed operations. The Participating Parties shall respond to all proposals within the period allotted to the original proposal.

       10.8.2 Priority of Operations

              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by one
              (1) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

              (Indicate the order of preference.)

              1 Additional Testing, coring, or logging. (if conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take




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                     precedence, and in the event of a tie between two (2) or
                     more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              2 Deepen. (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              3 Sidetrack. (if conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              4      Complete at the Objective Horizon

              5 Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

              6 Other operations: (If conflicting proposals are approved, the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.

              7      Temporarily abandon.

              8      Plug and abandon.

       10.8.3 Second Opportunity to Participate

              If fewer than all but one (1) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty four (24) hours, inclusive of, Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       10.8.4 Operations by Fewer Than All Parties

              If, after the election (if applicable) made under Article 10.8.3 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties,




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              each Participating Party may, but shall not be obligated to, pay and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. However, if Chevron is the sole Participating Party, and, as the Participating Party, it agrees to bear one hundred percent (100%) of the costs and risks of the operation, other than an operation to either temporarily abandon, or permanently plug and abandon the well, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Party, and the provisions of Article 13 (Non-consent Operations) shall apply to Ridgewood's interest; provided, however, that if:

              (a) the proposal by Chevron is for the Deepening of Sidetracking of a Well to a depth deeper than the Objective Horizon contained in the original proposal for the drilling of such well, Ridgewood shall, like and in accordance with Articles 3 and 4 of the EPA, immediately forfeit all right to earn or own any additional interest in those proposed deeper depths in the Contract Area for the "Prospect Area" (as such is defined in the EPA) covered by the subject Sidetracking or Deepening proposal of such well, less and except such rights as Ridgewood may have to propose or participate in the drilling of a Substitute Well as provided for in the EPA; but, if,

              (b) the proposal by Chevron is for any other Exploratory Operation, including but not limited to Ridgewood's right to elect or elect not to participate in the Completion of an Exploratory Well or to the Sidetracking of an Exploratory Well to the Objective Horizon contained in the original proposal for the drilling of such well, then, in such event Ridgewood's interest shall be subject to the provisions of Article 13. (Non-consent Operations) including but not limited to those contained in 13.2.1 (a).

              If Ridgewood is the Participating Party of a proposal to either Complete the well at the Objective Horizon or above the Objective Horizon, and Chevron is the Non-Participating Party, Chevron shall, in accordance with Article 5 of the EPA (Farmout Option), immediately farmout its interest to Ridgewood for the "Prospect Area" (as such is defined in Article 3.1(c) of the EPA) covered by the subject proposal and such Prospect Area shall not be covered by this Agreement, but rather under the farmout provisions contained in the EPA.






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              Subject to the other provisions contained hereinabove and
              elsewhere in this Agreement, if a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation, in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election.

              If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

       10.8.5 Subsequent Operations

              Upon completion of an operation conducted under Article 10.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a Producible Well, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well under Articles 10.8.1 through 10.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the cost and risk of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.

10.9   Wells Proposed Below Deepest Producible Reservoir

       If a proposal is made to conduct an Exploratory Operation involving the drilling of a well to an Objective Horizon below the base of the deepest Producible Reservoir, a Party may elect within the applicable period to limit its participation in the operation down to the base of the deepest Producible Reservoir. For purposes of this Article 10.9, a Party who elects to limit its participation in the operation down to the base of the deepest Producible Reservoir shall be referred to as "Shallow Participant" and a Party who elects to participate in the entire operation shall be referred to as "Deep Participant". If a Party elects to limit its participation to the base of the deepest Producible Reservoir, Operator shall prepare and submit to the Shallow Participant, for informational purposes, a separate AFE covering operations down to the deepest Producible Reservoir. The Shallow Participant shall be a Participating Party in, and shall pay and bear the costs and risks of, each operation to the base of the deepest Producible Reservoir, according to its Participating Interest. The Shallow Participant shall be a Non-participating Party in each operation below the deepest Producible Reservoir, and the operation shall be considered a Non-consent Operation, and the provisions of Article 13 (Non-consent Operations) shall apply. If



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       the well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Deep Participant shall reimburse the Shallow Participant for its share of the actual well costs to the base of the deepest Producible Reservoir. Payment shall be due within thirty days after receipt of notice of the well being completed below the deepest Producible Reservoir. If the well is Completed and produces Hydrocarbons from a horizon below the deepest Producible Reservoir, the Shallow Participant shall reimburse the Deep Participant for its Working Interest share of the actual well costs to the base of the deepest Producible Reservoir in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), upon the earlier of the time that (a) the well is plugged back to a horizon above the base of the deepest Producible Reservoir, as determined when the original well was proposed, (b) the well is plugged and abandoned, or (c) the amount to be recouped by the Deep Participant under Article 13 (Non consent Operations) is recovered.

10.10  Initial Exploratory Well on Prospect "A" of the EPA

       Notwithstanding anything contained in this Agreement to the contrary, in accordance with the provisions of the EPA Chevron and Ridgewood have already elected to participate in the initial Exploratory Well for Prospect "A" under the EPA in accordance with and subject to the provisions contained in the EPA, including, but not limited Article 4.1 (Primary Prospect Well Cost Sharing) thereof.


                                   ARTICLE 11

                             DEVELOPMENT OPERATIONS


11.1   Proposing Operations

       A Party may propose a Development operation in accordance with Article 9 (Notices) to the other Parties who are entitled to vote or make an election in regard to that operation.

11.2   Counterproposals

       When a Development Operation is proposed, a Party may, within ten (10) days after receipt of the AFE or notice for the original proposal, make a counterproposal to conduct an alternative Development Operation by sending an AFE or notice to such Parties in accordance with Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, such Parties shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 11.5 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first



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       received by the Parties shall prevail. Except for the response period provided in this Article 11.2, a counterproposal shall be subject to the same terms and conditions as the original proposal.

11.3   Operations by All Parties

       If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

11.4   Second Opportunity to Participate

       If fewer than all but one (1) or more Parties having a combined Working Interest of forty-five (45%) or more elect to participate, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

11.5   Operations by Fewer Than All Parties

       If after the election (if applicable) made under Article 11.4 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of forty-five percent (45%) or more have elected to participate in the proposed operation, the proposing Party shall notify the Participating Parties, and each Participating Party shall have forty eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to
       Article 4.2 (Substitute Operator) shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made.

11.6   Expenditures Approved

       Approval of a Development Operation shall cover all necessary expenditures associated with the operation proposed in the AFE or notice that are incurred by Operator in connection with (a) preparations for drilling; (b) the actual drilling; (c) evaluations, such as testing, coring, and logging; and (d) plugging and abandonment, subject to any limitation that may exist as provided under Article 8 above.



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11.7   Conduct of Operations

       After commencement of a Development Well, Operator shall diligently conduct the operation without unreasonable delay until the well reaches the Objective Depth, unless the well encounters, at a lesser depth, impenetrable conditions or mechanical difficulties that cannot be overcome by reasonable and prudent operations and render further operations impracticable, except as may otherwise be provided in optional provision Article 8.7 (Overexpenditures), if elected. If a well does not reach its Objective Depth as a result of the conditions mentioned in this
       Article 11.7, the operation shall be deemed to have been completed and
       Article 13 (Non consent Operations) shall apply to each Non-participating Party for the portion of the well drilled.

11.8   Course of Action After Reaching Objective Depth

       When a Development Well has been drilled to its Objective Depth and reasonable testing, coring, and logging have been completed and the results have been furnished to the Participating Parties, Operator shall notify the Participating Parties of Operator's recommendation for further operations in the well and the following provisions shall apply:

       11.8.1 Election by Fewer Than All Parties

              A Participating Party shall have the right to propose another operation by notifying the Operator and the other Participating Parties of its proposed operation within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's notice. The Participating Parties shall notify Operator within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, of receipt of the Operator's proposal whether the Participating Parties elect to (a) participate in Operator's recommended operation, (b) participate in another proposed operation, or (c) not participate in any operation. Failure to respond shall be deemed to be an election not to participate in any of the proposed operations. The Participating Parties shall respond to all proposals within the period allotted to the original proposal.

       11.8.2 Priority of Operations

              If all Participating Parties elect to participate in the same proposed operation, Operator shall conduct the operation at their cost and risk. If more than one (1) operation is approved by one
              (1) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more, then the approved operation with the lowest number as indicated below shall take precedence:

              (Indicate the order of preference.)

              1 Additional Testing, coring, or logging. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)



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              2      Complete at the Objective Horizon.

              3 Complete above the Objective Horizon. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

              4 Deepen. (if conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              5 Sidetrack. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              6 Other operations: (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

              7      Temporarily abandon.

              8      Plug and abandon.

       11.8.3 Second Opportunity to Participate

              If fewer than all but one (1) or more Participating Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in an operation, the proposing Party shall notify the Participating Parties of the elections made, whereupon a Party originally electing not to participate in the proposed operation may then elect to participate by notifying the proposing Party within twenty four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       11.8.4 Operations by Fewer Than Ail Parties

              If, after the election (if applicable) made under Article 11.8.3 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in the proposed operation that takes precedence, the proposing Party shall notify the Participating Parties and each Participating Party shall have twenty four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay



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              and bear that portion of the costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of costs and risks attributable to the Non-participating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and the provisions of Article 13 (Non-consent Operations) shall apply. If such agreement is not obtained, however, the operation shall not be conducted and the effect shall be as if the proposal had not been made. If a Participating Party in a well elects not to participate in the Deepening or Sidetracking operation in the well, such non-consenting Party shall become a Non-participating Party in all operations conducted in the Deepened or Sidetracked portion of the well after that election. If the Non-consent Operation is an Additional Testing, coring, or logging operation, Article 13 (Non-consent Operations) shall not apply, however, a Party electing not to participate in the Additional Testing, coring, or logging shall not be entitled to information resulting from the operation.

       11.8.5 Subsequent Operations

              Upon the completion of an operation conducted under Article 11.8 (Course of Action After Reaching Objective Depth), if the well is not either (a) Completed as a well capable of producing Hydrocarbons in paying quantities, or (b) temporarily abandoned or permanently plugged and abandoned, Operator shall notify the Participating Parties of Operator's recommendation for operations in the well under Articles 11.8.1 through 11.8.4, which again shall apply. If sufficient approval is not obtained to conduct a subsequent operation in a well, or if all Participating Parties elect to plug and abandon the well, subject to Article 14 (Abandonment, Salvage, and Surplus), Operator shall permanently plug and abandon the well at the expense of all Participating Parties. Each Participating Party shall be responsible for its proportionate share of the plugging and abandonment costs associated with the operation in which it participated.


                                   ARTICLE 12

                       PLATFORM AND DEVELOPMENT FACILITIES


12.1   Proposal

       A Party may propose the fabrication or acquisition and installation of a Platform and/or Development Facilities, by sending an AFE or notice to



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       the other Parties in accordance with Article 9 (Notices). Any proposal by a Party for a Platform and/or Development Facilities shall not provide for excess capacity and/or space which is greater than ten percent (10%) of what is required for such Platform and/or Development Facilities based upon the expected size of the Producible Reservoir(s); the number of existing Producible Wells; the quality of Hydrocarbons to be produced, processed, and transported; and the number of scheduled Development
       Wells.

12.2   Counterproposals

       When a Platform and/or Development Facilities is proposed under Article 12.1, a Party may, within thirty (30) days after receipt of the AFE or notice for the original proposal, make a counterproposal to fabricate or otherwise acquire and install said Platform and/or Development Facilities by sending an AFE or notice to the other Parties in accordance with
       Article 9 (Notices). The AFE or notice shall indicate that the proposal is a counterproposal to the original proposal. If one or more counterproposals are made, each Party shall elect to participate in either the original proposal, one counterproposal, or neither the original proposal nor a counterproposal. If two or more proposals receive the approval of the number of Parties and combined Working Interests required by Article 12.2.3 (Operations By Fewer Than All Parties), the proposal receiving the largest percentage Working Interest approval shall be deemed approved, and in the event two (2) or more approved proposals receive the same Working Interest approval, the approved proposal first received by the Parties shall be deemed approved.

       12.2.1 Operations by All Parties

              If all Parties elect to participate in the proposed operation, Operator shall conduct the operation at their cost and risk.

       12.2.2 Second Opportunity to Participate

              If fewer than all but one (1) or more Parties having a combined Working Interest of forty five percent (45%) or more elect to participate in the Platform and/or Development Facilities, then the proposing Party shall notify the Parties of the elections made, whereupon a Party originally electing not to participate may then elect to participate by notifying the proposing Party within forty eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice. If all Parties elect to participate in the Platform and/or Development Facilities, Operator shall timely commence the fabrication and installation of the Platform and/or Development Facilities at their cost and risk.

       12.2.3 Operations by Fewer Than All Parties

              If after the election (if applicable) made under Article 12.2.2 (Second Opportunity to Participate), fewer than all but one (1) or more Parties having a combined Working Interest of forty-five percent (45%) or more elect to participate in the Platform and/or Development Facilities, the proposing Party shall notify the Participating Parties, and each Participating Party shall have




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              forty eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of the notice to notify the proposing Party of the portion of the costs and risks attributable to the total Non-participating Parties' interests it elects to pay and bear. Unless otherwise agreed by the Participating Parties, each Participating Party may, but shall not be obligated to, pay and bear that portion of costs and risks attributable to the total Non-participating Parties' interests in the ratio that the Participating Party's interest bears to the total interests of all Participating Parties who elect to pay and bear a portion of the costs and risks attributable to the total Nonparticipating Parties' interests. Failure to respond shall be deemed to be an election not to pay or bear any additional costs or risks. If the Participating Parties agree to pay and bear one hundred percent (100%) of the costs and risks of the operation, the Operator, subject to Article 4.2 (Substitute Operator), shall conduct the operation as a Non-consent Operation for the benefit of the Participating Parties, and except as provided in Article 12.4 (Rights to Take in Kind), the provisions of Article 13.2.1.(b) shall apply. If such agreement is not obtained, however, the fabrication and installation of the Platform and/or Development Facilities shall not be commenced, and the effect shall be as if the proposal had not been made.

12.3   Ownership and Use of the Platform and Development Facilities

       The Participating Parties in the Development Facilities own all of the excess capacity of the Development Facilities and the excess weight, space and buoyancy of the Platform. Each Participating Party in the Development Facilities does not have the right to use its Participating Interest share of the excess capacity, weight, space and buoyancy for hydrocarbon production from outside the Contract Area. Each Participating Party in the Development Facilities or Platform must obtain the unanimous approval of the other Participating Parties in the Development Facilities or Platform in order to utilize any portion of the excess capacity, weight, space and buoyancy. It must negotiate the payment of a fee with the Participating Parties in the Development Facilities or Platform in order to utilize any portion of the excess capacity, weight, space and buoyancy. Each of the Participating Parties in the Development Facilities or Platform shall receive its Participating Interest share of all fees derived from the utilization of the excess capacity, weight, space and buoyancy. All hydrocarbon production from outside the Contract Area shall be processed under a "Facilities Use and Production Handling Agreement" unanimously agreed to by the Participating Parties in the Development Facilities.

12.4   Rights to Take in Kind

       Nothing in this Article 12 shall act to limit a Party's rights under
       Article 22 (Disposition of Production), or to otherwise separately dispose of its share of Hydrocarbon production. If a Party elects (a) not to participate in an approved Development Facilities proposal and (b) to separately dispose of its share of Hydrocarbon production (the "Separately Disposing Party"), the Separately Disposing Party shall not be subject to the provisions of Article 13.2.1.(b), but must provide




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       proof to the Participating Parties in the approved Development Facilities proposal, within sixty (60) days from the last applicable response date to the Development Facilities proposal that it has entered into fabrication and transportation contracts to separately dispose of its own share of Hydrocarbon production. If a Separately Disposing Party fails to provide such proof by that deadline and if there is sufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, it shall immediately (I) become a Participating Party in the Development Facilities and utilize the Development Facilities for its share of Hydrocarbon production, (II) pay to the Participating Parties in the approved Development Facilities proposal an amount equal to one hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the Development Facilities had it elected to participate in the Development Facilities under Article 12.1 or 12.2, and (III) assume its share of the risks and liabilities associated with the construction and ownership of the Development Facilities as of the date of commencement of the operations to construct same. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original Development Facilities under Article 12.4 (I), shall own the original Development Facilities based on their Participating Interest share in the original Development Facilities. If a Separately Disposing Party fails to provide such proof by that deadline and if there is insufficient capacity for the Development Facilities to accommodate the Separately Disposing Party's share of the Hydrocarbons, the Separately Disposing Party shall
       (I) become a Participating Party in the original Development Facilities and utilize the available capacity in the original Development
       Facilities, if any, for its share of Hydrocarbon production, (ii) pay one hundred percent (100%) of the costs of an expansion or modification of the Development Facilities, which is required to accommodate all or a portion of its share of the Hydrocarbons, and assume one hundred percent (100%) of the risks and liabilities associated with (A) the construction, installation and commissioning of the expanded or modified Development Facilities and (B) the utilization of the expanded or modified
       Development Facilities for seven (7) days subsequent to the commencement of Hydrocarbon production through same, (iii) pay to the Participating Parties in the approved Development Facilities proposal an amount equal to one hundred fifty percent (150%) of what would have been the Separately Disposing Party's share of the costs and expense of the original Development Facilities had it elected to participate in the original Development Facilities under Article 12.1 or 12.2, (iv) assume its share of the risks and liabilities associated with the construction and ownership of the original Development Facilities as of the date of commencement of the operations to construct the original Development Facilities. The Participating Parties in the original Development Facilities and the Separately Disposing Party, which becomes a Participating Party in the original Development Facilities under Article 12.4(i), shall own the expanded or modified Development Facilities based




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       on their Participating Interest share in the original Development
       Facilities, and the Participating Parties in the original Development Facilities shall assume their Participating Interest share of the risks and liabilities associated with the ownership of the expanded or modified Development Facilities seven (7) days after that the expanded or modified Development Facilities have been utilized.

12.5   Expansion or Modification of a Platform and/or Development Facilities

       After installation of a Platform and/or Development Facilities, any Participating Party in that Platform and/or Development Facilities may propose the expansion or modification of that Platform and/or Development Facilities by written notice (along with its associated AFE) to the other Participating Parties in that Platform and/or Development Facilities. That proposal requires approval by two of more of the Participating Parties in the Platform and/or Development Facilities with more than seventy five percent (75%) of the Participating Interest in the Platform and/or Development Facilities. If approved, that proposal will be binding on all Participating Parties in that Platform and/or Development Facilities, and the Operator shall commence that expansion or modification at the sole cost and risk of all of the Participating Parties in that Platform and/or Development Facilities unless otherwise agreed.



                                   ARTICLE 13

                             NON-CONSENT OPERATIONS


13.1   Non-consent Operations

       Operator or substitute Operator under Article 4.2 (Substitute Operator) shall conduct Non-consent Operations at the sole cost and risk of the Participating Parties in accordance with the following provisions:

       13.1.1 Non-interference

              Non-consent Operations shall not interfere unreasonably with operations approved by all of the Parties.

       13.1.2 Multiple Completion Limitation

              Subject to Article 10.9, a Non-consent Operation shall not be conducted in a well having multiple Completions unless (a) each Completion is owned by the same Parties in the same proportions;
              (b) the well is incapable of producing from any Completion; or (c) all Participating Parties in the well consent to the operation.

       13.1.3 Metering

              In Non-consent Operations, Hydrocarbon production shall be determined upon the basis of appropriate well tests, unless separate metering devices are required by a governmental authority having jurisdiction.




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       13.1.4 Non-consent Well

              Operations on a Non-consent Well shall not be conducted in a Producible Reservoir without approval of all Parties unless (a) the Producible Reservoir is designated in the notice as a Completion objective; (b) Completion of the well in the Producible Reservoir will not increase the rates of Hydrocarbon production that are prescribed and approved for the Producible Reservoir by the governmental authority having jurisdiction; and (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in the well and an existing well currently completed in and producing from the same Producible Reservoir will be at least one thousand (1,000) feet from another Completion.

       13.1.5 Cost Information

              Operator shall, within one hundred twenty (120) days after completion of a Non-consent Operation, furnish the Parties either
              (a) an inventory and an itemized statement of the cost of the Non-consent Operation and equipment pertaining thereto, or (b) a detailed statement of the monthly billings. Each month thereafter, while the Participating Parties are being reimbursed under Article
              13.2.1 (Production Reversion Recoupment), Operator shall furnish the Non-participating Parties a monthly statement detailing all costs and liabilities incurred in the Non-consent Operation, together with a statement of the quantities of Hydrocarbons produced from it and the amount of the proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production from the Non consent Operation for the preceding month. Operator shall prepare the monthly statement of the quantities of Hydrocarbons produced and the amounts of the proceeds from the sale of Non-participating Parties' relinquished Hydrocarbon production based on the proceeds received for the Operator's share of Hydrocarbon production. When Operator's payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties. The Participating Parties who assumed a portion of the Non participating Parties' relinquished interest shall then provide Operator all information pertaining to the cumulative proceeds received from the sale of the Non-participating Parties' relinquished Hydrocarbon production. Operator shall revise the payout date using the actual proceeds from the sale of the Non-participating Parties' relinquished Hydrocarbon production and administer any subsequent adjustments between the Parties.

       13.1.6 Completions

              For determinations under Article 13.1 (Non-consent Operations), each Non-consent Operation in a single wellbore shall be accounted for separately.






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13.2   Relinquishment of Interest

       Upon commencement of Non-consent Operations, other than Non-consent operations governed by Article 13.7 (Operations Utilizing a Non-consent Platform and/or Development Facilities), each Non-participating Party's interest and Contract Area operating rights in the Non-consent Operation and title to Hydrocarbon production resulting therefrom; and if Article
       13.8 (Discovery or Extension from Non-consent Drilling) is effective, one-half (1/2) of each Non-participating Party's interest and Contract Areahold operating rights and title to Hydrocarbon production from wells mentioned in Article 13.8 (Discovery or Extension from Non-consent Drilling); shall be owned by and vested in each Participating Party in proportion to its Participating Interest, or in the proportions otherwise agreed by the Participating Parties, for as long as the Non-Consent Operation is being conducted or Hydrocarbon production is obtained therefrom, subject to the following:

       13.2.1 Production Reversion Recoupment

              When the Participating Parties have recouped out of Hydrocarbon production from the Non-consent Operations attributable to the Non-participating Party's interest an amount, which when added to amounts received under Article 13.3 (Deepening or Sidetracking of Non-consent Well), equals the sum of the following:

              (a) Six hundred percent (600%) of the Non-participating Party's share of the costs of the following Non-consent Exploratory Operations, or four hundred percent (400%) of the Non-participating Party's share of the costs of the following Non consent Development Operations: drilling, testing, Completing, Recompleting, Deepening, Sidetracking, Reworking, plugging back, and temporarily abandoning a well, reduced by the Non-participating Party's Share of a cash contribution received under Article 21.2 (Cash Contributions);

              (b) Three hundred percent (300%) of Non-participating Party's Share of the cost of Platforms and/or Development Facilities approved under Article 12.1 (Proposal) or
                     Article 12.2 (Counterproposals); such recoupment is limited to the Non participating Party's Share of the Hydrocarbon production that utilize such Platform and/or Development Facilities;

              (c) Four hundred percent (400%) of the Non-participating Party's Share of the cost charged in accordance with
                     Article 13.9 (Allocation of Platform/Development Facilities Costs to Non-consent Operations) of using an existing Platform/Development Facilities; and

              (d) the Non-participating Party's Share of the costs of operation, maintenance, treating, processing, gathering, and transportation, including, but not limited to, an offsite host facilities' handling fees, as well as lessor's royalties and severance, Hydrocarbon production, and excise taxes,



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              then, the relinquished interests of the Non-participating Party shall automatically revert to the Non-participating Party as of 7:00 a.m. of the day after the recoupment occurs. Thereafter, the Non-participating Party shall own the same interest in the Non-consent Well, equipment pertaining thereto, including, but not limited to, any Platform or Development Facilities, and the Hydrocarbon production therefrom as the Non participating Party would have owned or been entitled to if it had participated in the Non consent Operation. Upon reversion, the Non-participating Party shall become a Participating Party and, as such, shall become liable for its proportionate share of the further costs of the operation as set forth in this Agreement and Exhibit "C".

       13.2.2 Non-production Reversion

              If the Non-consent Operation fails to obtain Hydrocarbon production or if the operation results in, Hydrocarbon production that ceases before complete recoupment by the Participating Parties under Article 13.2.1 (Production Reversion Recoupment), such Contract Areahold operating rights shall revert to each Non-participating Party, except that all Non-consent Wells, Platforms, and Development Facilities shall remain vested in the Participating Parties (but the salvage value in excess of the sum remaining under Article 13.2.1 shall be credited to all Parties).

13.3   Deepening or Sidetracking of Non-consent Well

       If a Participating Party proposes to Deepen or Sidetrack a Non-consent Well, a Non-participating Party may then elect to participate in the Deepening or Sidetracking operation by notifying Operator within thirty
       (30) days, or within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location and standby charges are being incurred, after receiving notice of the proposal. A Non-participating Party that elects to participate in Deepening or Sidetracking the well, as proposed, shall immediately pay the Participating Parties, in accordance with Article 13.4 (Deepening or Sidetracking Cost Adjustments), its Working Interest share of actual well costs (excluding logging, coring, testing, and Completion costs other than the cost of setting any casing or Completion Equipment that is used in the Deepening or Sidetracking), less all amounts recovered by the Participating Parties from the proceeds of Hydrocarbon production from the well, as if the Non-participating Party had originally participated to the initial objective depth or formation, in the case of a Deepening operation, or the depth at which the Sidetracking operation is initiated. Thereafter, the Non-participating Party shall be deemed to be a Participating Party for the Deepening or Sidetracking operations, and
       Article 13.2.1(a) shall not apply to that Party for the Deepened or Sidetracked portion of the well. The initial Participating Parties, however, shall continue to recoup out of the proceeds of Hydrocarbon production from the non-consent portion of the well any balance for the Non-consent Well remaining to be recovered under Article 13.2.1 (Production Reversion Recoupment), less the amounts paid by the Non-participating Party under this Article 13.3.



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13.4   Deepening or Sidetracking Cost Adjustments

       If a proposal is made to Deepen or Sidetrack a Non-consent Well, a well cost adjustment will be performed as follows:

       (a) Intangible drilling will be valued at the actual cost incurred by the Participating Parties.

       (b) Tangible materials will be valued at the actual cost incurred by the Participating Parties.

       (c) For Sidetracking operations, the values determined in Articles 13.4(a) and 13.4(b) shall be reduced by the amount allocated to that portion of the well from the surface to one hundred feet (100') below the point at which the Sidetracking was initiated. Such allocations shall be consistent with the guidelines recommended by the applicable Council of Petroleum Accountants Societies ("COPAS") Guideline, as amended from time to time.

       (d) Amortization/depreciation shall be applied to both intangible and tangible values at the rate of ten percent (10%) per annum from the date the well commenced Hydrocarbon production to the date operations commence to Deepen or Sidetrack the well, provided, however, the value of tangible materials after applying depreciation shall never be less than fifty percent (50%) of the value determined in Article 13.4(b).

13.5   Subsequent Operations in Non-consent Well

       Except as provided in Article 13.3 (Deepening or Sidetracking of Non-consent Well), an election not to participate in the drilling, Sidetracking, or Deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-participating Party's recoupment amount.

13.6   Operations in a Production Interval

       A Participating Party in a Production Interval may propose Rework or Sidetrack operations within that Production Interval, or to permanently plug and abandon that Production Interval in a well; however, no Production Interval in a well shall be abandoned without the unanimous approval of the Participating Parties in the Production Interval. If a proposal, estimated to exceed the amount specified in Article 8.2 (Authorization), is made to Rework or Sidetrack a Production Interval and the Participating Parties elect to participate in the proposed operation, Operator shall conduct the operation at their sole cost and risk. If fewer than all but one (1) or more Parties having a combined Participating Interest of forty-five percent (45%) or more elect to participate in the proposed operation, Operator shall conduct the Reworking or Sidetracking operation at the cost and risk of the Participating Parties owning an interest in the Production Interval. A proposal to Rework an interval, other than a Production Interval, shall be made and approved in accordance with Article 11.5 (Operations by Fewer Than All Parties).

13.7 Operations Utilizing a Non-consent Platform and/or Development Facilities Except as otherwise provided in Article 12.4 (Rights to Take in Kind) and this Article 13.7, if applicable, a Party that did not originally




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       participate in a Platform and/or Development Facilities shall be a
       Non-participating Party for all operations utilizing the Platform and/or Development Facilities and shall be subject to Article 13.2 (Relinquishment of Interest). Notice, in accordance with Article 9 (Notices), shall be given to the Non-participating Party for all wells proposed to be drilled from or tied-back to the Non-consent Platform and/or handled by non-consent Development Facilities. If a Non-participating Party in a Non-consent Platform and/or Development Facilities desires to participate in the drilling of any such well proposed by the Participating Parties in the Platform and/or Development Facilities, the Non-participating Party desiring to join in the proposed well shall first pay the Participating Parties in the Platform and/or Development Facilities its proportionate share of the cost of the Platform and/or Development Facilities, including, but not limited to, costs of material, fabrication, transportation, and installation plus any remaining amounts to be recouped under Article 13.2.1(b). The Non-participating Party shall remit payment to Operator and Operator shall (a) reimburse the Participating Parties in the Platform and/or Development Facilities in the same proportions they are sharing in the Platforms and/or Development Facilities recoupment account, and (b) credit the applicable payout account. Upon payment of that amount, the original Non-participating Party shall become an owner and a Participating Party in the Platform and/or Development Facilities in the same manner as if recoupment had occurred under Article 13.2.1 (Production Reversion Recoupment), and may participate in all future wells drilled from or tied back to the Platform. As to well operations conducted from the Platform and/or Development Facilities prior to payment under this Article 13.7, the original Non-participating Party shall remain a Non-participating Party in such Non consent Operations until such time as the entire recoupment balance applicable to all such Non consent Operations in the aggregate has occurred, as provided for in Articles 13.2.1 (a) and 13.2.1 (d).

13.8   Discovery or Extension from Non-consent Drilling

       If a Non-consent Well (a) discovers a new Producible Reservoir or (b) extends an existing Producible Reservoir beyond its recognized boundaries, as unanimously agreed by the Participating Parties in all existing wells currently producing from the existing Producible Reservoir before commencement of drilling operations, the recoupment of costs for the well shall be governed by Article 13.2 (Relinquishment of Interest) and shall be recovered by the Participating Parties in one of the following ways:

       (a) if the Non-consent Well is not completed and produced, recoupment shall be out of one half (1/2) of each Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Contract Area that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest; or

       (b) if the Non-consent Well is completed and produced, recoupment shall be out of the Non participating Party's Share of all



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              Hydrocarbon production from the Non-consent Well and one-half
              (1/2) of the Non-participating Party's interest in Hydrocarbon production from all subsequently drilled and completed wells on the Contract Area that are completed in the Producible Reservoir discovered, or in that portion extended, by the Non-consent Well and in which the Non-participating Party has a Participating Interest.

13.9   Allocation of Platform/Development Facilities Costs to Non-consent
       Operations

       In the event a well is drilled from or produced through a Platform or is produced through Development Facilities which are owned by the Participating Parties in different proportions than the ownership of the Non-consent well, the rights of the Participating Parties in such well and the costs to utilize such Platform or Development Facilities for such well shall be determined as follows:

       13.9.1 Investment Usage Fees

              The Participating Parties in such well shall pay to the Operator, for credit to the owners of the Platform and/or Development Facilities, a one-time usage fee for the right to use the Platform and/or Development Facilities. Such usage fees shall be determined in accordance with paragraphs (a) and (b) below:

              (a)    A fee for slot usage will be determined as follows:


                     (i) In the event the well uses a platform with well slots and such platform has no Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform.

                     (ii) In the event the well uses a Platform with well slots and such Platform has Development Facilities installed on it, the slot usage fee shall be an amount equal to the ratio which one Platform slot bears to the total number of slots on the Platform times the total cost of the Platform attributable to well slot area, determined as follows:


                     Slot Usage Fee = (one platform slot divided by total
                       platform slots) x [(Total Cost of Platform - Any Cost of Development Facilities Included In the Total Cost of Platform) x Well Slot Area %]

                     Well Slot Area % = Deck Space Dedicated to Well Slots
                       divided by (Deck Space Dedicated to Well Slots + Deck Space Dedicated to Development Facilities)


                     The cost of Development Facilities [as used in Article
                     13.9.1 (a) and (b)] shall include the cost of design, material, fabrication, transportation, installation and modifications of such Development Facilities.


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                     For purposes of calculating the slot usage fee [under
                     Article 13.9.1 (a) (i) or (ii)], the total cost of the Platform shall be reduced by 0.83333% per month, commencing on the first day of the month following the date the Platform was installed and continuing every month thereafter until the month actual drilling operations on such well is commenced; however, the total cost of the Platform shall not be reduced by more than forty percent (40%) of the total Platform costs. The cost of additions to the Platform shall be reduced in the same manner commencing the first day of the month after the addition is installed


                     If such well is abandoned, having never produced, the right of the Participating Parties in such well to utilize the Platform slot through which such well was drilled shall terminate unless such Parties commence drilling a substitute well for the abandoned well through the same slot within ninety (90) days of the abandonment. If such substitute well is abandoned, having never produced, the right of the Participating Parties in such well to utilize the Platform slot through which such well was drilled shall terminate.


                     No refund or credit of the slot usage fee shall be given or due if a subsequent well operation is conducted through the same slot or if that Platform slot is restored to a usable condition.


                     If subsequent Non-consent Operations (such as Workover, Recompletion, Deepening, or Sidetracking operations) are conducted in any wellbore where either all Parties to this agreement participated in the original well drilling costs or a previous Non-consent Operation was conducted, no slot usage fee shall be charged to the Participating Parties in the subsequent Non-consent Operation.

              (b) The Participating Parties in such well shall pay to the owners of the Development Facilities a sum equal to that portion of the total cost of such Development Facilities which the throughput volume of the Non-consent Operation bears to the total design throughput volume of the Development Facilities at the time such well is connected. Throughput volume shall be estimated by the Operator using an average daily volume of the first three months of production from the Non consent Operation.






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


              The Total Cost of Development Facilities shall include the cost of design, material, fabrication, transportation, installation and modifications of Development Facilities plus that portion of the cost of the Platform attributable to Development Facilities Area. The Development Facilities Usage Fee shall be based on the following:

              Development Facilities Usage Fee =Total Cost of Development
                Facilities x Throughput Volume of Non-consent Well divided by Total Design Throughput of Facilities

              Total Cost of Development Facilities = Cost of Development
                Facilities + [(Total Cost of Platform - Any Cost of Development Facilities Included In the Total Cost of Platform) x Development Facilities Area %]

              Development Facilities Area % = Deck Space Dedicated to
                Development Facilities divided by (Deck Space Dedicated to Well Slots + Deck Space Dedicated to Development Facilities)

              For purposes of calculating the Development Facilities usage fee, the total cost of the Development Facilities, shall be reduced by 0.83333% per month, commencing from the first day of the month following the date when the Development Facilities where installed and continuing every month thereafter until the first day of the month during which production from the Non-consent Operation is commenced; however, the total cost of the Development Facilities shall not be reduced more than forty percent (40%). If modifications, expansions or additions to the Development Facilities are made after commencing first production and prior to the connection of the Non-consent Operation to the Development Facilities, such Development Facilities investment shall be reduced in the same manner as described above, from the first day of the month the Development Facilities modification, expansion or addition is completed until the first day of the month during which production from the Non-consent Operation is commenced.

              If modifications, expansions or additions are made to the Development Facilities after connection of the Non-consent Well which benefit the Non-consent Well, such costs shall be shared by the Non-consent Well based on that portion which the throughput volume of the Non-consent Well bears to the total design throughput volume of the Development Facilities at the time of completion of such modification, expansion or addition. The Non-consent well's throughput volumes shall be determined in the same manner as described above.



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              Payment of sums under this Article 13.9.1 is not a purchase of an additional interest in the Platform or the Development Facilities. Such payment shall be included in the total amount that the Participating Parties are entitled to recoup out of Hydrocarbon production from the Non-consent Well.

       13.9.2 Operating and Maintenance Charges

              The Participating Parties shall pay all costs necessary to connect a Non-consent Well to the Platform and/or Development Facilities and that proportionate part of the costs of operating and maintaining the Platform and/or Development Facilities applicable to the Non-consent Well. Platform operating and maintenance costs that are costs not directly attributable to a wellbore shall be allocated equally to all actively producing Completions. Operating and maintenance costs for the Development Facilities shall be allocated on a volume throughput basis, that is, in the proportion that the volume throughput of the well bears to the total volume throughput of all wells connected to the Development Facilities. Operating and maintenance expense for support facilities (e.g., electrical systems and living quarters which do not handle production) shall be allocated by applying a usage basis appropriate for that support facility.

13.10  Allocation of Costs Between Zones

       Except as provided in Article 10.9 (Wells Proposed Below Deepest Producible Reservoir), if for any reason the Participating Interests of the Parties in a well are not the same for the entire depth or the Completion thereof, the costs of drilling, Completing, and equipping the well shall be allocated in an equitable manner, as agreed by the Parties, based on the value and allocation recommended in the applicable COPAS Guideline, as amended from time to time.

13.11  Contract Area Maintenance Operations

       For the purposes of this Article 13.12, the Contract Area will be deemed to be governed by the same terms and conditions as bear upon lease maintenance obligations under the Lease. An operation proposed within the last six (6) months of the primary term or, subsequent thereto, an operation proposed to perpetuate the Contract Area or portion thereof at its expiration date or otherwise, including, but not limited to, well operations, regulatory relief (for example, course of action necessary to satisfy the statutory or regulatory requirements of the governmental authority having jurisdiction), and other Contract Area operations, shall be deemed to be a "Contract Area Maintenance Operation." To invoke this
       Article 13.11, a notice or AFE that proposes an operation must state that the proposed operation is a Contract Area Maintenance Operation.

       13.11.1 Participation in Contract Area Maintenance Operations

               A Party may propose a Contract Area Maintenance Operation by giving notice to the other Parties. If fewer than all Parties elect to participate in the proposed Contract Area Maintenance Operation, the proposing Party shall notify the Parties of the




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               elections made. Each Party electing not to participate shall then have a second opportunity to participate in the proposed operation by notifying the other Parties of its election within forty-eight (48) hours after receipt of the notice. A Contract Area Maintenance Operation shall not require minimum approval, either of the number of Parties or the percentage of the voting interests of the Parties otherwise required in Article 6.1.2
               (Vote Required). For a Contract Area Maintenance Operation to be conducted, the Participating Parties must agree to pay and bear one hundred percent (100%) of the costs and risks of the operation. If more than one Contract Area Maintenance Operation is proposed, the operation with the greatest percentage approval shall be conducted. Notwithstanding the recoupment provisions of this Agreement, a Party electing not to participate in a well operation proposed as a Contract Area Maintenance Operation shall promptly assign, effective as of the date the operation commences, to the Participating Parties all of its right, title, and interest in and to that portion of the Contract Area, being the affected Contract Area, that would otherwise expire and the property and equipment attributable thereto, in accordance with
               Article 26 (Successors, Assigns, [and Preferential Rights]). If more than one Contract Area Maintenance Operation is proposed and there is a tie between two proposed operations, both operations shall be conducted and the costs and risks of conducting both operations shall be paid and borne by the Participating Parties. If the drilling of a well is undertaken as a Contract Area Maintenance Operation, further operations conducted by the Participating Parties in the well shall be governed by Article
               10.9 (Course of Action After Reaching Objective Depth) or Article
               11.9 (Course of Action After Reaching Objective Depth), whichever applies. If more than one well operation is conducted, any of which would perpetuate the Contract Area or such portion thereof, an assignment shall not be required from a Party participating in any such well operation.

       13.11.2 Accounting for Non-participation

               If after one (1) year from completion of a well operation conducted as a Contract Area Maintenance Operation, the Contract Area or portion thereof is being perpetuated by a Contract Area Maintenance Operation, as provided in Article 13.11.1 (Participation in Contract Area Maintenance Operations), Operator shall render a final statement, if applicable, to the assigning Party for its share of all expenses attributed to the assigned interest before the effective date of the assignment, plus any credit or deficiency in salvage value calculated under Article
               15.3.1 (Prior Expenses). The assigning Party shall settle any deficiency owed the non-assigning Parties within thirty (30) days after receipt of Operator's statement.

13.12  Retention of Contract Area by Non-consent Well

       For the purposes of this Article 13.12, the Contract Area will be deemed to be governed by the same terms and conditions as bear upon lease maintenance obligations under the Lease. If, at



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       the expiration of the primary term of the Contract Area, one or more
       Non-consent Wells are the only wells perpetuating the Contract Area, Operator shall give written notice to each Nonparticipating Party that the Non-consent Wells are serving to perpetuate the Contract Area. Each Non-participating Party shall, within thirty (30) days after receipt of Operator's written notice, elect one of the following:

       (a) to assign its entire interest in the Contract Area to the Participating Parties in the proportions in which the Non-consent Wells are owned; or

       (b) to pay the Participating Parties, within sixty (60) days after its election, the lesser of its proportionate share of the actual well costs of the wells, as if the Non-participating Party had originally participated, or the balance of the recoupment account. The payment shall be made to Operator and credited to the account of each Participating Party. The Nonparticipating Party shall remain as a Non-participating Party until full recoupment is obtained, but the payment shall be credited against the total amount to be recouped by the Participating Parties.

       A Non-participating Party that fails to make the required election shall be deemed to have elected under Article 13.12(a) to relinquish its entire interest in the Contract Area. If a Non-participating Party elects to make payment under Article 13.12(b) but fails to make the required payment within sixty (60) days after its election, the Non-participating Party shall either remain liable on the obligation to pay or, by unanimous vote of the Participating Parties, be deemed to have elected under Article 13.12(a) to relinquish its entire interest in the Contract Area. Each relinquishing Non-participating Party shall promptly execute and deliver an assignment of its interest to the Participating Parties, in accordance with Article 26 (Successors, Assigns, [and Preferential Rights]).

13.13  Non-Consent Premiums

       A non-consent premium paid by a Non-Participating Party to the Participating Parties shall be allocated to the Participating Parties based on their original Participating Interest share in the Non-consent Operation which generated the non-consent premium.

13.14  Non-Applicability to Exploratory Operations

       Notwithstanding anything contained in this Agreement to the contrary, Chevron and Ridgewood agree that this Article 13 (Non-Consent Operations) shall not apply nor or be construed to apply to any Exploratory Operation.







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                                   ARTICLE 14

                        ABANDONMENT, SALVAGE, AND SURPLUS


14.1   Platform Salvage and Removal Costs

       When the Parties owning wells, Platforms and/or Development Facilities unanimously agree to dispose of the wells, Platforms and/or Development Facilities, it shall be disposed of by Operator in the time and manner approved by the Parties. The costs, risks, and net proceeds, if any, for the disposal shall be shared by the Parties in proportion to their Participating Interests therein.

14.2   Abandonment of Platforms, Development Facilities or Wells

       Except as provided in Article 10 (Exploratory Operations) and Article 11 (Development Operations), a Participating Party may propose the abandonment of a Platform and Development Facilities or wells, by notifying the other Participating Parties. No Platform and Development Facilities or wellbore shall be abandoned without the unanimous approval of the Participating Parties. If the Participating Parties do not approve abandoning the Platform and Development Facilities or wells, the Operator shall prepare a statement of the abandoning Party's share of estimated wellbore plugging and abandonment costs, Platform and Development Facilities removal costs and/or any related reclamation costs, less its share of estimated salvage value, as determined by the Operator pursuant to Exhibit "C". The Party desiring to abandon it shall pay the Operator, on behalf of the Participating Parties for that Party's share of the estimated abandonment costs, less its share of estimated salvage value, within thirty (30) days after receipt of the Operator's statement. If an abandoning Party's respective share of the estimated salvage value is greater than its share of the estimated costs, Operator, on behalf of the Participating Parties, shall pay a sum equal to the deficiency to the abandoning Party within thirty (30) days after the abandoning Party's receipt of the Operators statement.

14.3   Assignment of Interest.

       Each Participating Party desiring to abandon a Platform and Development Facilities or wells under Article 14.2 (Abandonment of Platforms, Development Facilities or Wells) shall assign, effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in the Platform and Development Facilities or wells and the equipment therein and its ownership in the Hydrocarbon production from the wells. A Party so assigning shall be relieved from further liability for the Platform and Development Facilities or wells, except liability for payments under
       Article 14.2 (Abandonment of Platforms, Development Facilities or Wells).

14.4   Abandonment Operations Required by Governmental Authority

       A well abandonment or Platform and Development Facilities removal required by a governmental authority having jurisdiction shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning the well or Platform and Development


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       Facilities in proportion to their Participating Interests therein. No approval by the Parties will be necessary for Operator to proceed with the government required well abandonment, or Platform and Development Facilities removal. The Operator shall provide the Parties with an informational AFE prior to commencing such an abandonment or removal.

14.5   Disposal of Surplus Material

       Material and equipment acquired hereunder may be classified as surplus by Operator when deemed no longer needed in present or foreseeable operations. Operator shall determine the value and cost of disposing of the materials in accordance with Exhibit "C". If the material is classified as junk or if the value, less cost of disposal, is less than or equal to One Hundred Thousand Dollars ($100,000), Operator shall dispose of the surplus materials in any manner it deems appropriate. If the value, less the cost of disposal of the surplus material, is greater than One Hundred Thousand Dollars ($100,000), Operator shall give written notice thereof to. the Parties owning the material. Unless purchased by Operator, the surplus material shall be disposed of in accordance with the method of disposal approved by the Parties owning the material. Proceeds from the sale or transfer of surplus material shall be promptly credited to each Party in proportion to its ownership of the material at the time of retirement or disposition.



                                   ARTICLE 15

                                   WITHDRAWAL


15.1   Right to Withdraw

       Subject to this Article 15.1, any Party may withdraw from this Agreement as to one or more Contract Areas (the "Withdrawing Party") by giving prior written notice to all other Parties stating its decision to withdraw ("the withdrawal notice"). The withdrawal notice shall specify an effective date of withdrawal that is at least sixty (60) days, but not more than one hundred twenty (120) days, after the date of the withdrawal notice. Within thirty (30) days of receipt of the withdrawal notice, the other Parties may join in the withdrawal by giving written notice of that fact to the Operator ("written notice to join in the withdrawal") and upon giving written notice to join in the withdrawal are "Other Withdrawing Parties". The withdrawal notice and the written notice to join in the withdrawal are unconditional and irrevocable offers by the Withdrawing Party and the Other Withdrawing Parties to convey to the Parties who do not join in the withdrawal ("the Remaining Parties") the Withdrawing Party's and the Other Withdrawing Parties' entire Working Interest in all of the Contract Area or Contract Areas, Hydrocarbon production, and other property and equipment owned under this Agreement.

15.2   Response to Withdrawal Notice

       Failure to respond to a withdrawal notice is deemed a decision not to join in the withdrawal.


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       15.2.1 Unanimous Withdrawal

              If all the other Parties join in the withdrawal,

              (a)    no assignment of Working Interests shall take place;

              (b) subject to Article 14.4, no further operations may be conducted under this Agreement unless agreed to by all Parties;

              (c) the Parties shall abandon all activities and operations within the Contract Area and relinquish all of their Working Interests to the MMS within fifteen (15) days of the conclusion of the thirty (30) day joining period; and

              (d) notwithstanding anything to the contrary in Article 14 (Abandonment, Salvage and Surplus), the Operator shall:

                     1) furnish all Parties a detailed abandonment plan, if applicable, and a detailed cost estimate for the abandonment within thirty (30) days after the conclusion of the thirty (30) day joining period; and

                     2) cease operations and begin to permanently plug and abandon all wells and remove all Facilities in accordance with the abandonment plan.

       15.2.2 No Additional Withdrawing Parties

              If none of the other Parties join in the withdrawal, then the Remaining Parties must accept an assignment of their Participating Interest share of the Withdrawing Party's Working Interest.

       15.2.3 Acceptance of the Withdrawing Parties' Interests.

              If one or more but not all of the other Parties join in the withdrawal and become Other Withdrawing Parties, then within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of the conclusion of the thirty (30) day joining period, each of the Remaining Parties shall submit to the Operator a written rejection or acceptance of its Participating Interest share of the Withdrawing Party's and Other Withdrawing Parties' Working Interest. Failure to make that written rejection or acceptance shall be deemed a written acceptance. If the Remaining Parties are unable to select a successor Operator, if applicable, or if a Remaining Party submits a written rejection and the other Remaining Parties do not agree to accept one hundred percent (100%) of the Withdrawing Party's and Other Withdrawing Parties' Working Interest within ten (10) days of the conclusion of the forty-eight (48) hour period to submit a written rejection or acceptance, the Remaining Parties will be deemed to have joined in the withdrawal, and Article 15.2.1 (Unanimous Withdrawal) will apply.

       15.2.4 Effects of Withdrawal

              Except as otherwise provided in this Agreement, after giving a withdrawal notice or a written notice to join in the withdrawal, the Withdrawing Party and Other Withdrawing Parties are not entitled to approve or participate in any activity or operation in




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              the Contract Area, other than those activities or operations for which they retain a financial responsibility. The Withdrawing Party and Other Withdrawing Parties shall take all necessary steps to accomplish their withdrawal by the effective date referred to in Article 15.1 (Right to Withdraw) and shall execute and deliver to the Remaining Parties all necessary instruments to assign their Working Interest to the Remaining Parties. A Withdrawing Party and Other Withdrawing Parties shall bear all expenses associated with their withdrawal and the transfer of their Working Interest.

15.3   Limitation Upon and Conditions of Withdrawal

       15.3.1 Prior Expenses

              The Withdrawing Party and Other Withdrawing Parties remain liable for their Participating Interest share of the costs of all activities, operations, rentals, royalties, taxes, damages, Hydrocarbon imbalances, or other liability or expense accruing or relating to (i) obligations existing as of the effective date of the withdrawal, (ii) operations conducted before the effective date of the withdrawal, (iii) operations approved by the Withdrawing Party and Other Withdrawing Parties before the effective date of the withdrawal, or (iv) operations commenced by the Operator under one of its discretionary powers under this Agreement before the effective date of the withdrawal. Before the effective date of the withdrawal, the Operator shall provide a statement to the Withdrawing Party and Other Withdrawing Parties for (1) their respective shares of all identifiable costs under this Article 15.3.1 and (2) their respective Participating Interest shares of the estimated current costs of plugging and abandoning all wells and removing all Platforms, Development Facilities, and other materiel and equipment owned by the Joint Account, less their respective Participating Interest Shares of the estimated salvage value of the assets at the time of abandonment, as approved by vote. This statement of expenses, costs, and salvage value shall be prepared by the Operator under Exhibit "C". Before withdrawing, the Withdrawing Party and Other Withdrawing Parties shall either pay the Operator, for the benefit of the Remaining Parties, the amounts allocated to them as shown in the statement, or provide security satisfactory to the Remaining Parties for all obligations and liabilities they have incurred and all obligations and liabilities attributable to them before the effective date of the withdrawal. All liens, charges, and other encumbrances, including but not limited to overriding royalties, net profits interest and production payments, which the Withdrawing Party and Other Withdrawing Parties placed (or caused to be placed) on their Working Interest shall be fully satisfied or released prior to the effective date of its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to those liens, charges, and other encumbrances).




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       15.3.2 Confidentiality

              The Withdrawing Party and Other Withdrawing Parties will continue to be bound by the confidentiality provisions of Article 7.3 (Confidentiality) after the effective date of the withdrawal but will have no further access to technical information relating to activities or operations under this Agreement. The Withdrawing Party and Other Withdrawing Parties are not required to return to the Remaining Parties Confidential Data acquired prior to the effective date of the withdrawal.

       15.3.3 Emergencies and Force Majeure

              No Party may withdraw during a Force Majeure or emergency that poses a threat to life, safety, property or the environment but may withdraw from this Agreement after termination of the Force Majeure or emergency. The Withdrawing Party and Other Withdrawing Parties remain liable for their share of all costs and liabilities arising from the Force Majeure or emergency, including but not limited to the drilling of relief wells, containment and cleanup of oil spills and pollution, and all costs of debris removal made necessary by the Force Majeure or emergency.




                                   ARTICLE 16


                      RENTALS, ROYALTIES AND OTHER PAYMENTS


16.1   Overriding Royalty and Other Burdens

       If the Working interest or Participating Interest of a Party is subject to an overriding royalty, Hydrocarbon production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor's royalty and other burdens listed in Exhibit "A", the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If a Party becomes entitled to an assignment under this Agreement, or as a result of Non-consent Operations hereunder becomes entitled to receive a relinquished interest, as provided in Article 13.2 (Relinquishment of Interest), otherwise belonging to a Non-participating Party whose Working Interest in the operations is so burdened or encumbered, the Party entitled to receive the assignment from the Non-participating Party or the relinquished interest of the Non-participating Party's Hydrocarbon production shall receive same free and clear of all such burdens and encumbrances, and the Non-participating Party whose interest is subject




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       to the burdens and encumbrances shall hold the Participating Parties harmless for the burdens and encumbrances, and will bear same at its own expense.

16.2   Subsequently Created Interest

       Notwithstanding anything in this Agreement to the contrary, if a Party, after execution of this Agreement, creates an overriding royalty, Hydrocarbon production payment, net profits interest, carried interest, or any other interest out of its Working Interest which the Parties do not unanimously agree to list on Exhibit "A", (hereinafter called "Subsequently Created Interest"), the Subsequently Created Interest shall be made specifically subject to this Agreement. If the Party owning the interest from which the Subsequently Created Interest was established fails to pay, when due, its share of costs, and if the proceeds from the sale of Hydrocarbon production under Article 8.6 (Security Rights) are insufficient for that purpose, or elects to abandon a well, or elects to relinquish its interest in the Contract Area, the Subsequently Created Interest shall be chargeable with a pro rata portion of all costs in the same manner as if the Subsequently Created Interest were a Working Interest, and Operator may enforce against the Subsequently Created Interest the lien and other rights granted or recognized under this Agreement to secure and enforce collection of costs chargeable to the Subsequently Created Interest. The rights of the owner of the Subsequently Created Interest shall be, and hereby are, subordinated to the rights granted or recognized by Article 8.6 (Security Rights).

16.3   Payment of Rentals and Minimum Royalties

       Operator shall pay in a timely manner, for the joint account of the Parties, all rentals, minimum royalties, and other similar payments accruing under the Contract Area and shall, on request, submit evidence of each such payment to the Parties. Operator shall not be held liable to the other Parties in damages for loss of the Contract Area or interest therein if, through mistake or oversight, a rental, minimum royalty, or other payment is not paid or is erroneously paid. The loss of a Contract Area or interest therein resulting from the Operator's failure to pay, or erroneous payment of rental or minimum royalty shall be a joint loss, and there shall be no readjustment of interests. For Hydrocarbon production delivered in kind by Operator to a Non-operator or to another for the account of a Non-operator, the Non-operator shall provide Operator with information about the Non-operator's proceeds received or the value of the Hydrocarbon production taken in kind in order that Operator may make payments of minimum royalties due.

16.4   Non-participation in Payments

       A Party that desires not to pay its share of a rental, minimum royalty, or similar payment shall notify the other Parties in writing at least sixty (60) days before the payment is due. Operator shall then make the payment for the benefit of the Parties that do desire to maintain the Contract Area. In such event, the Non-participating Party shall assign to the Participating Parties, upon their request, the portions of its interest in the Contract Area maintained by the payment. The assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. The assignment shall be made in accordance with
       Article 27 (Successors, Assigns, [and Preferential Rights]).



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16.5   Royalty Payments

       Each Party shall be responsible for and shall separately bear and properly pay or cause to be paid all royalty and other amounts due on its share of Hydrocarbon production taken in accordance with state or federal regulations, as may be amended from time-to-time. Adjustments shall be made among the Parties in accordance with Exhibit "E" (Gas Balancing Agreement). During a period when Participating Parties in a Non-consent Operation are receiving a Nonparticipating Party's share of Hydrocarbon production, the Participating Parties shall bear and properly pay, or cause to be paid, the Contract Area royalty on the Hydrocarbon production taken, and shall hold the Non-participating Parties harmless from liability for the payment.



                                   ARTICLE 17

                                      TAXES


17.1   Property Taxes

       Operator shall render property covered by this Agreement for ad valorem taxation, if applicable, and shall pay the property taxes for the benefit of each Party. Operator shall charge each Party its share of the tax payments. If the ad valorem taxes are based in whole or in part upon separate valuations of each Party's Working Interest, then notwithstanding anything in this Agreement to the contrary, each Party's share of property taxes shall be in proportion to the tax value generated by that Party's Working Interest.

17.2   Contest of Property Tax Valuation

       Operator shall timely and diligently protest to a final determination each tax valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and the interest, penalties, and costs accrued as a result of the protest. In either event, Operator shall charge each Party its share of any amounts due, and each Party shall be responsible for reimbursing Operator for any such amounts paid.

17.3   Production and Severance Taxes

       Each Party shall pay, or cause to be paid, all production and severance taxes due on Hydrocarbon production that it receives under this Agreement.

17.4   Other Taxes and Assessments

       Operator shall pay other applicable taxes (other than income taxes, excise taxes, or other similar types of taxes) or assessments and charge each Party its share.





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                              ARTICLE 18 INSURANCE


18.1   Insurance

       Operator shall provide and maintain the insurance prescribed in Exhibit "B" and charge those costs to the Joint Account. No other insurance shall be carried for the benefit of the Parties or separately by the Parties under this Agreement, except as provided in Exhibit "B".

18.2   Bonds

       Operator shall obtain and maintain all bonds or financial guarantees required by an applicable law, regulation or rule. The costs of those bonds or financial guarantees acquired exclusively for the conduct of activities and operations under this Agreement shall be charged to the Joint Account, including an amount equivalent to the reasonable cost of that bond or financial guarantee if Operator provides that bond or guarantee itself and does not engage a third party to do so. Operator shall require all contractors to obtain and maintain all bonds required by an applicable law, regulation or rule.



                                   ARTICLE 19

                         LIABILITY, CLAIMS, AND LAWSUITS


19.1   Individual Obligations

       The obligations, duties, and liabilities of the Parties under this Agreement are several, not joint or collective. Nothing in this Agreement shall ever be construed as creating a partnership of any kind, joint venture, agency relationship, association, or other character of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties shall not be considered to be fiduciaries or to have established a confidential relationship, except as specifically provided in Article 7.3 (Confidentiality) and Article 7.4 (Limited Disclosure), but rather shall be free to act at arm's length in accordance with their own respective self-interests. Each Party shall hold all other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

19.2   Notice of Claim or Lawsuit

       If, on account of a matter involving activities or operations under this Agreement, or affecting the Contract Area, a claim is made against a Party, or if a party outside of this Agreement files a lawsuit against a Party, or if a Party files a lawsuit, or if a Party receives notice of a material administrative or judicial hearing or other proceeding, that Party shall give written notice of the claim, lawsuit, hearing, or proceeding ("Claim") to the other Parties as soon as reasonably practicable.


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19.3   Settlements

       The Operator may settle a Claim, or multiple Claims arising out of the same incident, involving activities or operations under this Agreement or affecting the Contract Area, if the aggregate expenditure does not exceed Two Hundred Fifty Thousand Dollars ($250,000) and if the payment is in complete settlement of these Claims. If the amount required for settlement exceeds this amount, the Parties shall determine the further handling of the Claims under Article 19.4 (Defense of Claims and Lawsuits).

19.4   Defense of Claims and Lawsuits

       The Operator shall supervise the handling, conduct, and prosecution of all Claims involving activities or operations under this Agreement or affecting the Contract Area. Claims may be settled in excess of the amount specified in Article 19.3 (Settlements) if the settlement is approved by vote of the Participating Parties (in accordance with Article 6.1.2) in the activity or operation out of which the Claim arose, but a Party may independently settle a Claim or the portion of a Claim which is attributable to its Participating Interest share alone as long as that settlement does not directly adversely affect the interest or rights of the other Participating Parties. Charges for services performed by the legal staff of a Party shall be made in accordance with Exhibit "C", but all other expenses incurred by the Operator in the prosecution or defense of Claims for the Parties, together with the amount paid to discharge a final judgment, are costs and shall be paid by the Parties in proportion to their Participating Interest share in the activity or operation out of which the Claim arose. The employment of outside counsel, but not the selection of that counsel, requires unanimous approval by the Parties involved in the activity or operation out of which the Claim arose. If the use of outside counsel is approved, the fees and expenses incurred as a result thereof shall be charged to the Parties in proportion to their Participating Interest share in the activity or operation out of which that Claim arose. Each Party has the right to hire its own outside counsel at its sole cost with respect to its own defense in which case the Party would not be obligated to participate in the cost of retaining outside counsel selected by Operator.

19.5   Liability for Damages

       UNLESS SPECIFICALLY PROVIDED OTHERWISE IN THIS AGREEMENT, LIABILITY FOR LOSSES, DAMAGES, COSTS, EXPENSES OR CLAIMS INVOLVING ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT OR AFFECTING THE CONTRACT AREA WHICH ARE NOT COVERED BY OR IN EXCESS OF THE INSURANCE CARRIED FOR THE JOINT ACCOUNT SHALL BE BORNE BY EACH PARTY IN PROPORTION TO ITS PARTICIPATING INTEREST SHARE IN THE ACTIVITY OR OPERATION OUT OF WHICH THAT LIABILITY ARISES, EXCEPT TO THE EXTENT LIABILITY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, IN WHICH CASE THAT PARTY SHALL BE





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       SOLELY RESPONSIBLE FOR LIABILITY RESULTING FROM ITS GROSS NEGLIGENCE OR
       WILLFUL MISCONDUCT.

19.6   Indemnification for Non-Consent Operations

       TO THE EXTENT ALLOWED BY LAW, THE PARTICIPATING PARTIES WILL HOLD THE NON-PARTICIPATING PARTIES (AND THEIR AFFILIATES, AGENTS, INSURERS, DIRECTORS, OFFICERS, AND EMPLOYEES) HARMLESS AND RELEASE, DEFEND, AND INDEMNITY THEM AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, REGULATORY DECREES, AND LIENS FOR ENVIRONMENTAL POLLUTION AND PROPERTY DAMAGE OR PERSONAL INJURY, INCLUDING SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF NON-CONSENT OPERATIONS, AND ANY LOSS AND COST SUFFERED BY A NON-PARTICIPATING PARTY AS AN INCIDENT THEREOF, EXCEPT WHERE THAT LOSS OR COST RESULTS FROM THE SOLE, CONCURRENT, OR JOINT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THAT NON-PARTICIPATING PARTY, IN WHICH CASE EACH PARTY SHALL PAY OR CONTRIBUTE TO THE SETTLEMENT OR SATISFACTION OF JUDGMENT IN THE PROPORTION THAT ITS NEGLIGENCE, FAULT OR STRICT LIABILITY CAUSED OR CONTRIBUTED TO THE INCIDENT. IF AN INDEMNITY IN THIS AGREEMENT IS DETERMINED TO VIOLATE LAW OR PUBLIC POLICY, THAT INDEMNITY SHALL THEN BE ENFORCEABLE ONLY TO THE MAXIMUM EXTENT ALLOWED BY LAW.

19.7   Damage to Reservoir, Loss of Reserves and Profit

       NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, OTHER THAN ARTICLES 10.8.6 AND 11.8.6, IF SELECTED, NO PARTY IS LIABLE TO ANY OTHER PARTY FOR DAMAGE TO A RESERVOIR, LOSS OF HYDROCARBONS, LOSS OF PROFITS, OR OTHER CONSEQUENTIAL DAMAGES, DAMAGES FOR BUSINESS INTERRUPTION, OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT THAT THE DAMAGE OR LOSS ARISES FROM A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN WHICH CASE THAT PARTY SHALL BE SOLELY RESPONSIBLE FOR DAMAGE OR LOSS ARISING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; NOR DOES A PARTY INDEMNIFY ANY OTHER PARTY FOR THAT DAMAGE OR LOSS.

19.8   Non-Essential Personnel

       A NON-OPERATOR THAT REQUESTS TRANSPORTATION OR ACCESS TO A DRILLING RIG, PLATFORM, VESSEL, OR OTHER FACILITY USED FOR ACTIVITIES OR OPERATIONS UNDER THIS AGREEMENT SHALL HOLD THE OTHER PARTIES HARMLESS AND SHALL RELEASE, DEFEND, AND INDEMNIFY THEM AGAINST (I) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR PROPERTY DAMAGE AND (II) ALL CLAIMS, DEMANDS, AND LIABILITIES FOR ANY LOSS OR COST SUFFERED BY A PARTY AS AN INCIDENT THEREOF, INCLUDING, BUT NOT LIMITED TO, INJURY, SICKNESS AND DEATH, CAUSED BY OR OTHERWISE ARISING OUT OF THAT TRANSPORTATION OR ACCESS, OR




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       BOTH, EXCEPT TO THE EXTENT THAT LOSS OR COST RESULTS FROM THE GROSS
       NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SO INDEMNIFIED AND
       PROTECTED.

19.9   Dispute Resolution Procedure

       Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement or an activity or operation conducted under this Agreement shall be resolved under the Dispute Resolution Procedure in Exhibit "H" to this Agreement.



                                   ARTICLE 20

                           INTERNAL REVENUE PROVISION


20.1   Internal Revenue Provision

       Notwithstanding any provision in this Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that this Agreement and the activities and operations under this Agreement do not constitute a partnership under state law; however, the Parties agree that the activities and operations under this Agreement shall constitute a partnership for federal and, to the extent allowable, state and local income tax law and shall be governed for such purposes by the terms of Exhibit F hereto.



                                   ARTICLE 21

                                  CONTRIBUTIONS

21.1   Notice of Contributions Other Than Advances for Sale of Production

       Each Party shall promptly notify the other Parties of all offers of contributions that it may obtain, or contributions it is attempting to obtain, for the drilling of a well or the conducting of an operation on the Contract Area. Payments received as consideration for entering into a contract for the sale of Hydrocarbon production from the Contract Area, loans, and other financial arrangements shall not be considered contributions for the purpose of this Article 21. No Party shall release or obligate itself to release Confidential Data in return for a contribution from a third party without prior written consent of the Participating Parties or Parties having the right to participate in the well.

21.2   Cash Contributions

       If a Party receives a cash contribution for drilling a well on the Contract Area or conducting an activity or operation on the Contract Area, the cash contribution shall be paid to Operator, and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interests


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       in the well or the Platform and/or Development Facilities. If the well is a Non-consent Well, the amount of the contribution shall be deducted from the cost specified in Article 13.2.1(a) before computation of the amount to be recouped out of Hydrocarbon production.

21.3   Acreage Contributions

       If a Party receives an acreage contribution for the drilling of a well on the Contract Area, the acreage contribution shall be shared by each Participating Party that accepts it in proportion to its Participating Interest in the well. As between the Participating Parties, this Agreement shall apply separately to the acreage.



                                   ARTICLE 22

                            DISPOSITION OF PRODUCTION


22.1   Take-in-Kind Facilities

       Subject to Article 22.2, a Party may, at its sole cost and risk, construct Take-in-Kind Facilities to take its share of Hydrocarbon production in kind.

22.2   Duty to Take in Kind

       Each Party shall own and, at its own cost and risk, shall take in kind or separately dispose of its share of the oil, gas, and condensate produced and saved from the Contract Area, exclusive of Hydrocarbon production used by Operator in activities or operations conducted under this Agreement, subject to this Article 22. In order to avoid interference with operations on or regarding the Platform, the Development Facilities, and the Contract Area, a Party exercising its right to construct Take-in Kind Facilities ("the Take in Kind Party") shall provide the Operator with a list of equipment it deems necessary for its Take in Kind Facilities ("the components") along with its notice informing the Operator of its election to take in kind. If the Operator agrees to install and operate the Take-in Kind Facilities, the Operator shall purchase the components and install it on behalf of the Take in Kind Party at the Take in Kind Party's sole risk and cost, including, but not limited to, any fees, penalties or other costs incurred as a result of any cancellation of placed orders as may be requested by the Take in Kind Party. The Operator shall provide the Take in Kind Party with monthly updates on the progress of the ordering and installation of the Take in Kind Facilities. The Operator, based on the instructions of Take in Kind Party, shall install and operate all of the components. The Operator shall not be responsible for any losses or damages to the components or the Take in Kind Party's Hydrocarbon production metered, treated, processed or transported by the components unless such losses or damages are the result of the Operator's gross negligence or willful misconduct. If the Operator refuses or fails to commence the installation of the Take-in Kind Facilities by thirty (30) days prior to the deadline provided in Section 12.4, the Take-in Kind Party shall have the right to



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       install and operate the Take-in Kind Facilities providing that such operations do not interfere with existing operations or proposed operations that have been approved under terms of this Agreement.

22.3   Failure to Take Oil and Condensate in Kind

       Notwithstanding Article 22.2 (Duty to Take in Kind), if a Party fails to take in kind or dispose of its share of the oil or condensate, Operator shall have the right, but not the obligation, subject to revocation at will by the Party owning the Hydrocarbon production, to purchase for its own account, sell to others, or otherwise dispose of all or part of the Hydrocarbon production at the same price at which Operator calculates and pays lessor's royalty on its own portion of the oil or condensate. Operator shall notify the non-taking Party when the option is exercised. A purchase or sale by Operator of any other Party's share of the oil or condensate shall be for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall a contract be for a period in excess of one (1) year. Proceeds of the oil or condensate purchased, sold, or otherwise disposed of by Operator under this Article 22.3 shall be paid to the Party that had, but did not exercise, the right to take in kind and separately dispose of the oil or condensate. Operator, in disposing of another Party's oil or condensate, shall not be responsible for making any filing with regulatory agencies not required by law to be made by it in respect to another Party's share of oil or condensate. Unless required by governmental authority having jurisdiction or by judicial process, no Party shall be forced to share an available market with a non-taking Party.

22.4   Failure to Take Gas in Kind

       Article 22.3 (Failure to Take Oil and Condensate in Kind) shall not apply to gas produced from the Contract Area. In no event shall Operator be responsible for, or obligated to dispose of, another Party's share of gas production. If for any reason a Party fails to take or market its full share of gas as produced, that Party may later take, market, or receive a cash accounting for its full share in accordance with Exhibit "E".

22.5   Expenses of Delivery in Kind

       A cost that is incurred by Operator in making delivery of a Party's share of Hydrocarbons or disposing of same shall be paid by the Party.



                                   ARTICLE 23

                                 APPLICABLE LAW


23.1   Applicable Law

       THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER FEDERAL LAWS AND LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REFER THE MATTER TO THE LAWS OF ANOTHER JURISDICTION.


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                                   ARTICLE 24

                    LAWS, REGULATIONS AND NON-DISCRIMINATION


24.1   Laws and Regulations

       This Agreement and operations under this Agreement are subject to all applicable laws, rules, regulations, and orders by all governmental authorities claiming jurisdiction now and in the future. A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed to have been modified accordingly.

24.2   Non-discrimination

       In performing work under this Agreement, the Parties shall comply and Operator shall require each independent contractor to comply with the governmental requirements in Exhibit "D" and with Articles 202(1) to (7), inclusive of Executive Order 11246, as amended.



                                   ARTICLE 25

                                  FORCE MAJEURE

25.1   Force Majeure

       If a Party is unable, wholly or in part because of a Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, that Party shall give the other Parties prompt written notice of the Force Majeure with full particulars about it. Effective upon the date notice is given, the obligations of the Party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. Time is of the essence in the performance of this Agreement, and every reasonable effort will be made by the Party to avoid delay or suspension of any work or acts to be performed under this Agreement. The requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.


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                                   ARTICLE 26

                   SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

26.1   Successors and Assigns

       This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Contract Area. Each Party shall incorporate in each assignment of an interest in the Contract Area a provision that the assignment is subject to this Agreement.

26.2   Transfer of Interest

       No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which, the Party was a Participating Party before making the transfer, and the lien and security rights granted by Section 8.6 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Development Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

26.3   Consent to Assign

       Ridgewood may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its Working Interest in the Contract Area without the prior written consent of Chevron. No Party may sell, transfer, farm out, assign, or otherwise dispose of all or part of its Working Interest in the Contract Area unless:

       (a) the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 26.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf Contract Areas, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter "MMS"), to own Outer Continental Shelf Contract Areas and that the transferee would not be required by the MMS to post a supplemental bond pursuant to 30 CFR ss. 256.53(d) & (e) if such transferee owned 100% of the Working Interest in the Contract Area.

       (b) the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired arising from and after the effective date of the transfer; and

       (c) the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 26.3(a).




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       The requirements of this Section 26.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Contract Area, a sale of all, or substantially all, of a Party's domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

26.4   Transfers Between Parties

       A transfer, relinquishment, or other disposition of interests in the Contract Area between Parties under the Acreage Out Option (if selected) under Section 10.5 (Operations by Fewer Than All Parties); Section 13.11 (Contract Area Maintenance Operations); Section 13.12 (Retention of Contract Area by Non-consent Well); Article 15 (Withdrawal); or Section
       16.4 (Non-participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and clear of all Subsequently Created Interests, as defined in
       Section 16.2 (Subsequently Created Interest), and all mortgages, liens, and encumbrances.

26.5   Division of Interest

       If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party's share of the joint expenses, and to deal generally with, and with power to bind the co owners of the Party's interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

26.6   Preferential Rights

       If Ridgewood or any of Ridgewood's successors-in-interest, desires to transfer, sell, farm out, assign, or otherwise dispose of all or part of its Working Interest ("Disposing Party"), it shall promptly give written notice to Chevron and any of Chevron's successors-in-interest ("Acquiring Party(ies)") with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farm out terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party's Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"), the Working Interest that is subject to this preferential right shall be separately valued in good faith and the notice shall state the value attributed to the interest by the prospective transferee. The Acquiring Party(ies) shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to




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


       transfer. If this preferential right is exercised by an Acquiring Party(ies), the purchasing or Acquiring Party(ies) shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all Acquiring Party(ies), or in such proportions as the Acquiring Party(ies) otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farm out, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Party(ies) shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to a third party by (i) merger, (ii) reorganization, or (iii) consolidation;
       (c) to sell all of its exploration and production properties located in the Gulf of Mexico, Outer Continental Shelf of the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, like-kind exchange under
       Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 26.6 and the preferential right shall again arise for the offered interest as herein described.



                                   ARTICLE 27

                            ADMINISTRATIVE PROVISIONS


27.1   Term

       This Agreement shall remain in effect so long as any Contract Area remains in effect and thereafter until (a) all wells have been abandoned and plugged or turned over to the Parties owning an interest in the Contract Area on which the wells are located; (b) all Platforms, Development Facilities, and equipment have been disposed by the Operator in accordance with Article 14 (Abandonment, Salvage, and Surplus); (c) all Claims as defined in Article 19 (Liability, Claims, and Lawsuits) have been settled or otherwise disposed of; and (d) there has been a final accounting and settlement by all Parties. In accordance with
       Article 4.5 (Selection of Successor Operator), this Agreement will terminate if no Party is willing to become Operator, effective after all conditions in clauses (a) through (d) above have been completed. In accordance with Article 15.2.1 (Unanimous Withdrawal), this Agreement will terminate if all Parties elect to withdraw, effective after all conditions in clauses (a) through (d) above have been completed. Termination of this Agreement shall not relieve a Party of a liability or




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


       obligation accrued or incurred before termination and is without prejudice to all continuing confidentiality obligations or other obligations in this Agreement.

27.2   Waiver

       A term, provision, covenant, representation, warranty, or condition of this Agreement may be waived only by written instrument executed by the Party waiving compliance. The failure or delay of a Party in the enforcement or exercise of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Time is of the essence in the performance of this Agreement and all time limits shall be strictly construed and enforced.

27.3   Waiver of Right to Partition

       Each Party waives the right to bring an action for partition of its interest in the Contract Area, wells, Platform, Development Facilities, and other equipment held under this Agreement, ,and covenants that during the existence of this Agreement it shall not resort at any time to an action at law or in equity to partition any or all of the Contract Areas and lands or personal property subject to this Agreement.

27.4   Compliance With Laws and Regulations

       This Agreement, and all activities or operations conducted by the Parties under this Agreement, are expressly subject to, and shall comply with, all laws, orders, rules, and regulations of all federal, state, and local governmental authorities having jurisdiction over the Contract Area.

       27.4.1 Severance of Invalid Provisions

              If, for any reason and for so long as, a clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under a present or future law (or interpretation thereof), the remainder of this Agreement will not be affected by that illegality or invalidity. An illegal or invalid provision will be deemed severed from this Agreement, as if this Agreement had been executed without the illegal or invalid provision. The surviving provisions of this Agreement will remain in full force and effect unless the removal of the illegal or invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void.

       27.4.2 Fair and Equal Employment

              Each of the Parties is an Equal Opportunity Employer, and the equal opportunity provisions of 30 CFR 270 and 41 CFR 60-1, as amended or modified, are incorporated in this Agreement by reference. The affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60-250) and the affirmative action clauses concerning employment of the handicapped (41 CFR 60-741) are also incorporated in this Agreement by reference. In performing work under this Agreement, the Parties shall comply with (and the Operator shall require each independent contractor to comply with) the governmental requirements in Exhibit "E" that pertain to non-segregated facilities.



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


27.5   Construction and Interpretation of this Agreement

       27.5.1 Headings for Convenience

              Except for the definition headings in Article 2 (Definitions), all the table of contents, captions, numbering sequences, and paragraph headings in this Agreement are inserted for convenience only and do not define, expand or limit the scope, meaning, or intent of this Agreement.

       27.5.2 Article References

              Except as otherwise provided in this Agreement, each reference to an article of this Agreement includes all of the referenced article and its sub-articles.


       27.5.3 Gender and Number

              The use of pronouns in whatever gender or number is a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities, or groups thereof. Reference in this Agreement to the singular of a noun or pronoun includes the plural and vice versa.

       27.5.4 Future References

              A reference to a Party includes such Party's successors and assigns and, in the case of governmental bodies, persons succeeding to their respective functions and capacities.

       27.5.5 Currency

              Any amounts due or payable under this Agreement shall be paid in United States currency.

       27.5.6 Optional Provisions

              In the event that any "Optional" provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in regard to the subject matter of the "Optional" provision

       27.5.7 Joint Preparation

              This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties and shall not be construed for or against one Party or the other as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

       27.5.8 Integrated Agreement

              This Agreement contains the final and entire agreement of the Parties for the matters covered by this Agreement and, as such, supersedes all prior written or oral communications and agreements. This Agreement may not be modified or changed except by written amendment signed by the Parties.




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       27.5.9 Binding Effect

              To the extent it is assignable, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, and shall constitute a covenant running with the land comprising the Contract Area. This Agreement does not benefit or create any rights in a person or entity that is not a Party to this Agreement.

       27.5.10 Further Assurances

              Each Party will take all actions necessary and will sign all documents necessary to implement this Agreement. Except as otherwise provided in this Agreement, within (30) days after their receipt of a valid written request for those documents from a Party, all other Parties shall prepare and execute the documents.

       27.5.11 Counterpart Execution

              This Agreement may be executed by signing the original or a counterpart. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all Parties had signed the same agreement. No Party shall be bound to this Agreement until all Parties have executed a counterpart or the original of this Agreement. This Agreement may also be ratified by a separate instrument that refers to this Agreement and adopts by reference all provisions of this Agreement. A ratification shall have the same effect as an execution of this Agreement.

27.6   Restricted Bidding

       If more than one Party is ever on the list of restricted joint bidders for Outer Continental Shelf ("OCS") lease sales, as issued by the MMS under 30 CFR 256.44, as amended, the Parties shall comply with all statutes and regulations regarding restricted joint bidders on the OCS.


27.7   Conflict of Terms

       Chevron U.S.A. Inc. and Ridgewood Energy Corporation hereby agree and acknowledge that this Agreement is made subject and subordinate to that certain Exploration Participation Agreement (EPA) dated November 30, 2005 between Chevron U.S.A. Inc. and Ridgewood Energy Corporation, and that in the event of a conflict between the terms and provisions of this Agreement and the EPA, the terms and provisions of the EPA shall control.








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


                 IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.


WITNESSES:                          Chevron U.S.A. Inc.


[SIGNATURE ILLEGIBLE]               By: /s/ G. R. Cain
---------------------                  ----------------------------

[SIGNATURE ILLEGIBLE]               Title: Assistant Secretary
---------------------                     -------------------------



                                    Ridgewood Energy Q Fund, LLC
                                    By Ridgewood Energy Corporation, its Manager


/s/ Sandy Bennett                   By: /s/ W. G. Tabor
---------------------                  ----------------------------

[SIGNATURE ILLEGIBLE]               Title: Executive Vice President
---------------------                     -------------------------


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


                                   Exhibit "A"


Attached to and made a part of that certain Offshore Operating Agreement effective as of November 30, 2005, between Chevron U.S.A. Inc. and Ridgewood Energy Q Fund LLC., covering Main Pass Block 30, Offshore, Gulf of Mexico


1.   Chevron U.S.A. Inc. (Chevron) is designated as Operator.

2.   Contract Area:

     That portion of that certain Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 4903, dated effective December 1, 1981, by and between the United States of America, as Lessor, and Texaco Inc. et al as Lessee, covering all of Block 30, Main Pass Area, insofar and only insofar as it covers and affects Prospect "A", as defined in Exhibit A"" of that certain Exploration Participation Agreement dated November 30, 2005 between Chevron and Ridgewood.

3.   Division of Interest

     Company                                        Working Interest Percentage
     --------------------------------------------------------------------------
     Chevron U.S.A. Inc. (Chevron)                          55.000%
     Ridgewood Energy Q Fund, LLC (Ridgewood)               45.000% **
                                                            -------
                                                           100.000%

     * Chevron's interest is subject to the Exploration Participation Agreement
     (EPA) dated November 30, 2005 between Chevron and Ridgewood. The 55% working interest represents Chevron's After Casing Point interest in the Contract Area as referenced in subject EPA.

     ** Ridgewood's interest, rights and obligations are pursuant to the Exploration Participation Agreement (EPA) dated November 30, 2005 between Chevron and Ridgewood. The 45% working interest represents Ridgewood's After Casing Point interest in the Contract Area as referenced in subject EPA.

4.   Notification Addressees

     Chevron U.S.A. Inc.                                Tel.: (504) 592-6356
     935 Gravier Street                                 Fax:  (504) 592-
     New Orleans, LA 70112
     Attention: Mr. Gordon R. Cain
                   Gulf of Mexico-Land Manager

     Ridgewood Energy Q Fund, LLC                       Tel: (281) 293-8449
     c/o Ridgewood Energy Corporation                   Fax: (281) 293 - 7391
     11700 Old Katy Road, Suite 280
     Houston, Texas 77079
     Attention: Mr. W. Greg Tabor




JOA Exhibit "A"
                                        1

                                   Exhibit "B"


Attached to and made a part of that certain Offshore Operating Agreement effective as of November 30, 2005, between Chevron U.S.A. Inc. and Ridgewood Energy Q Fund, LLC., covering Main Pass Block 30, Offshore, Gulf of Mexico.


                             INSURANCE REQUIREMENTS
                             ----------------------

1. Operator shall carry insurance as follows for the benefit and protection of the Parties to this Agreement:

     a) Worker's Compensation Insurance in accordance with laws of governmental bodies having jurisdiction including, if applicable, United States Longshore and Harbor Workers' Compensation Act with Outer Continental Shelf Extension, Maritime Employers' Liability (including, but not limited to, the Jones Act and Death on the High Seas Act) and Employers' Liability Insurance. Employers' Liability Insurance shall provide coverage of $10,000,000 per accident.

     b) Any other insurance or surety bond that may be required elsewhere in this agreement or by applicable federal, state and local laws and regulations.

     Operator may include the aforesaid risks under its qualified self-insurance program provided Operator complies with applicable laws, and in such event Operator shall charge to the Joint Account a premium determined by applying manual insurance rates to the payroll.


2. Each Party to this Agreement shall carry the following insurance for their percentage interest:

     a) Commercial General Liability (Bodily Injury and Property Damage) Insurance, including coverage for; premises-operations, products and completed operations, independent contractors liability, contractual liability to cover liabilities assumed under this Agreement, coverage for explosion, collapse and underground hazards, and sudden and accidental pollution. The limits of such insurance shall not be less than $25,000,000 combined single limit per occurrence.

     b) Automobile Public Liability and Property Damage Insurance covering all owned, non-owned, and hired vehicles used in performance of this Agreement. The limits of such insurance shall not be less than $1,000,000 combined single limit per occurrence.

     c) Hull and Machinery Insurance, including collision liability coverage, on all vessels and barges, if any, used in performance of this agreement. The limit of such insurance shall not be less than the fair market value of each vessel and/or barge.

     d) Protection and Indemnity Insurance on each vessel and barge used in performance of this agreement, including but not limited to coverage for injuries to or death of masters, mates and crew, collision liabilities not covered under the H&M policy, excess collision liabilities and pollution liabilities arising under State and Federal laws. The limits of such insurance shall not be less than $10,000,000 per occurrence.

     e) If the Parties use aircraft, including but not limited to helicopters (excepting such aircraft and helicopters furnished by or employed for hire from Chevron) in performance of this Agreement, Operator shall maintain or require owners of such aircraft to maintain, Aircraft Liability (Bodily Injury - including liability to passengers - and Property Damage) Insurance with an overall combined single limit per occurrence of not less than $25,000,000.



JOA - Exhibit "B"
                                       1

     f) Operator's Extra Expense insurance including, but not limited to: coverage for control of well (including underground control of well); redrill and extra expense; extended and unlimited redrill; seepage, pollution, clean-up and contamination; evacuation expense; making wells save and care custody and control. The limits for such insurance shall not be less than $25,000,000 combined single limit per occurrence.


     The above insurance shall contain waivers of subrogation in favor of the other Parties to this Agreement.

     Each Party shall provide evidence of the above insurance, satisfactory to Operator, prior to commencement of any work under this Agreement and subsequently with each policy's renewal date.

3. Operator shall not be obligated or authorized to obtain or carry on behalf of the Joint Account any additional insurance covering the Parties or the operations to be conducted hereunder. Each Party individually may acquire at its own expense such insurance as it deems proper to protect itself against claims, losses, damage to or destruction of property of third parties, or personal injury or death of third persons arising out of the joint operations. All uninsured losses and all damages to jointly owned property shall be borne by the Parties in proportion to their respective interests.

4. Operator shall require all contractors engaged in operations under this Agreement to comply with the applicable Worker's Compensation and Employers' Liability laws and to maintain such other insurance and in such amounts as Operator deems necessary.

5. In the event less than all Parties participate in an operation conducted under the terms of this Agreement, then the insurance requirement and costs, as well as all losses, liabilities and expenses incurred as the result of such operation, shall be the burden of the Party or Parties participating therein.






JOA - Exhibit "B"
                                        2